UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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of the Securities Exchange Act of 1934

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FARO Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FARO TECHNOLOGIES, INC.

250 Technology Park

Lake Mary, Florida 32746

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2009

To our shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of FARO Technologies, Inc. on May 14, 2009 at 10:00 a.m., Eastern time, at our principal executive offices, located at 250 Technology Park, Lake Mary, Florida, 32746. At the meeting, the shareholders will vote on the following matters:

1.	The election of two directors, Simon Raab and Andre Julien, to the Board of Directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2012;

2.	The approval and adoption of the 2009 Equity Incentive Plan;

3.	The ratification of Grant Thornton LLP as our independent registered public accounting firm for 2009; and

4.	Any other business that may properly come before the meeting or any postponements or adjournments of the Annual Meeting.

Holders of record of FARO common stock at the close of business on April 13, 2009 are entitled to vote at the meeting.

Your vote is important and it is important that your shares be represented at the Annual Meeting, no matter how many shares you own. We urge you to submit your proxy as soon as possible. Even if you plan to attend the Annual Meeting, please complete, date and sign the proxy card and mail it as soon as possible in the envelope provided. Even if you return a proxy card, if you attend the Annual Meeting, you may revoke your proxy and vote your shares in person if you would like to do so.

Thank you for your continued support.

By Order of the Board of Directors

April 13, 2009	JAY W. FREELAND
President and Chief Executive Officer

FARO TECHNOLOGIES, INC.

250 Technology Park

Lake Mary, Florida 32746

PROXY STATEMENT FOR

2009 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of FARO Technologies, Inc. (the “Company”) for use at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on May 14, 2009 at 10:00 a.m., Eastern time, at the Company’s principal executive offices, located at 250 Technology Park, Lake Mary, Florida, 32746, and at any adjournment or postponement of the Annual Meeting. The Company’s telephone number at its principal executive offices is (407) 333-9911.

This Proxy Statement and the accompanying proxy, together with the Company’s Annual Report to Shareholders, is first being mailed on or about April 17, 2009 to shareholders entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our principal executive offices for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 14, 2009.

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report, are available at: www.faro.com/proxyvote.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will vote on the following matters:

1.	The election of two directors, Simon Raab and Andre Julien, to the Board of Directors to serve for a three-year term expiring at the Annual Meeting of Shareholders in 2012;

2.	The approval and adoption of the 2009 Equity Incentive Plan; and

3.	The ratification of Grant Thornton LLP as our independent registered public accounting firm for 2009.

Shareholders will also transact any other business that may properly come before the Annual Meeting. Once the business of the Annual Meeting is concluded, shareholders will have an opportunity to ask questions as time permits. Members of our management and representatives of Grant Thornton LLP, our independent registered public accounting firm, will be present to respond to appropriate questions from shareholders. A brief report by members of management on the Company’s 2008 performance will follow the Annual Meeting.

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you own shares of FARO Technologies, Inc. common stock. This Proxy Statement describes matters we would like you to vote on at the Annual Meeting. It also provides you with information about these matters so that you can make an informed decision.

What is a proxy?

A proxy is your legal designation of another person, also referred to as a “proxy,” to vote your shares of stock. The written document providing notice of the Annual Meeting and describing the matters to be considered and voted on is called a “proxy statement.” The document used to designate a proxy to vote your shares of stock is called a “proxy card.” Our board of directors has designated two of our officers, Jay Freeland, our President and Chief Executive Officer, and Keith Bair, our Senior Vice President and Chief Financial Officer, as proxies for the Annual Meeting.

Who is entitled to vote?

Holders of our common stock outstanding as of the close of business on April 13, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of common stock he or she held on the Record Date.

If your shares are held by a bank or brokerage firm, you are considered the “beneficial owner” of shares held in “street name.” If your shares are held in street name, your bank or brokerage firm (the record holder of your shares) forwarded these proxy materials, along with a voting instruction card, to you. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. If you do not give instructions to your bank or brokerage firm, it will nevertheless be entitled to vote your shares with respect to “routine” items, but it will not be permitted to vote your shares with respect to “non-routine” items. In the case of a non-routine item, your shares will be considered “broker non-votes” on that proposal.

Who can attend the Annual Meeting?

All holders of shares of stock of FARO Technologies, Inc., or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name”, you will need to bring a copy of your bank or brokerage statement reflecting your stock ownership as of the Record Date to gain admittance to the Annual Meeting. Shareholders also must present a form of personal photo identification to be admitted to the Annual Meeting.

How many shares must be present to hold the meeting?

A quorum of shareholders is necessary to hold a valid shareholders meeting. A majority of the 16,750,213 shares of common stock outstanding on the Record Date entitled to be cast must be represented, in person or by proxy, to constitute a quorum at the Annual Meeting. If you vote, your shares will be included in the number of shares to establish the quorum. Shares represented by proxy cards either marked “ABSTAIN,” returned without voting instructions or treated as “broker non-votes” will be counted as present for the purpose of determining whether the quorum requirement is satisfied.

Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any adjournment or postponement of that meeting unless a new record date is or must be set for such adjournment or postponement).

If a quorum is not present at the scheduled time of the Annual Meeting, a majority of the shareholders who are represented, in person or by proxy, may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

What is the effect of not voting?

If you are a registered shareholder and you submit a proxy but do not provide any voting instructions, your shares will be voted:

•	FOR the election of Simon Raab and Andre Julien to the Board of Directors;

•	FOR the approval and adoption of the 2009 Equity Incentive Plan; and

•	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm.

If you are a registered shareholder and you do not return your proxy card or vote at the Annual Meeting, your un-voted shares will not count toward the quorum requirement. If a quorum is obtained, your un-voted shares will not affect the outcome of either proposal.

If you own shares in street name and do not instruct your bank or brokerage firm how to vote your shares, your bank, broker, or other holder of record may vote your shares in its discretion on routine matters such as Proposal 1—Election of Directors and Proposal 3—Ratification of Independent Registered Public Accounting Firm. It may not vote on any non-routine proposals, including Proposal 2—Approval and Adoption of the 2009 Equity Incentive Plan, absent voting instructions from you and your shares will be considered broker non-votes on those proposals.

Abstentions and broker non-votes will not affect the outcome of any proposals considered at the Annual Meeting.

How do I vote?

If you own shares registered directly with the Company’s transfer agent on the close of business on the Record Date, you may vote by mailing your signed proxy card in the enclosed envelope.

If your shares are held in street name, your bank or brokerage firm forwarded these proxy materials, as well as a voting instruction card, to you. Please follow the instructions on the voting instruction card to vote your shares. Your bank or brokerage firm may allow you to vote by telephone or the Internet.

If you are a registered shareholder and you attend the Annual Meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered shareholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the Annual Meeting will need to obtain a power of attorney or proxy form from their record holder to do so.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you can change your vote:

•	by properly completing and signing another proxy card with a later date and returning the proxy card prior to the Annual Meeting;

•

if you are a registered shareholder, by giving written notice of your revocation to FARO Technologies, Inc., Attention: Secretary, 250 Technology Park, Lake Mary, Florida 32746, prior to or at the Annual Meeting; or

•	by voting in person at the Annual Meeting.

Your presence at the Annual Meeting will not in itself revoke your proxy; you must obtain a ballot and vote at the Annual Meeting to revoke your proxy. Unless properly revoked, the shares represented by proxies received by the Board will be voted at the Annual Meeting.

What are the Board’s recommendations on the proposals?

The Board recommends that you vote your shares as follows:

Proposal 1—FOR the election of the two nominees for director, Simon Raab and Andre Julien, each with a three-year term expiring at the Annual Meeting of Shareholders in 2012; and

Proposal 2—FOR approval and adoption of the 2009 Equity Incentive Plan; and

Proposal 3—FOR ratification of Grant Thornton LLP as our independent registered public accounting firm.

What vote is required to elect the director nominees?

The affirmative vote of a plurality of the votes cast is required for the election of directors. That means that the two nominees for director receiving the greatest number of votes will be elected. If you vote “Withheld” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have voted “Withheld” with respect to the original nominee.

What vote is required to approve and adopt the 2009 Equity Incentive Plan?

The approval and adoption of the 2009 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast by the shareholders.

Why are we voting on a new benefit plan?

The current 2004 Equity Incentive Plan (the “2004 Plan”) has been used conservatively by the Company to provide equity incentive awards to employees and directors since its approval by shareholders in 2004. However, as of the date of this Proxy Statement, only 92,596 shares are available for awards under the 2004 Plan. To provide competitive incentive awards to employees and directors going forward, a new stock-based incentive plan is necessary.

How many votes are required to ratify the appointment of the Company’s independent registered public accounting firm?

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the shareholders.

Are there any other items to be discussed during the Annual Meeting?

The Company is not aware of any other matters that you will be asked to vote on at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion in voting your shares on these matters as they may arise.

Who will count the vote?

American Stock Transfer & Trust Co. will count the vote and will serve as the inspector of the election.

Who pays to prepare, mail, and solicit the proxies?

Proxies may be solicited by personal meeting, Internet, advertisement, telephone, and facsimile machine, as well as by use of the mails. Solicitations may be made by directors, officers, and other employees of the Company, as well as the Company’s investor relations firm, none of whom will receive additional compensation for such solicitations. The Company will bear the cost of soliciting proxies. Arrangements will be made, as appropriate, with banks, brokerage houses, and other custodians, nominees or fiduciaries to forward soliciting materials to the beneficial owners of the shares, and we will reimburse such persons for their out-of-pocket expenses incurred in providing those services.

Will I receive a copy of the annual report?

We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as our 2008 Annual Report, with this proxy statement. You may also obtain a copy by writing to our Investor Relations department at 250 Technology Park, Lake Mary, Florida 32746, by accessing www.faro.com/proxyvote or by accessing the Securities and Exchange Commission’s (“SEC”) EDGAR database at www.sec.gov. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report are not incorporated by reference into this proxy statement and are not considered proxy soliciting material.

Where can I find Corporate Governance materials for the Company?

The Company’s Code of Ethics for Senior Financial Officers and Global Ethics Policy, and the Charters for the Audit, Operational Audit, Compensation, and Governance and Nominating Committees of the Company’s Board of Directors, are published on the Corporate Governance page of the Company’s website at www.faro.com. We are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

How Can I Contact the Members of the Board?

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to FARO Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 250 Technology Park, Lake Mary, Florida 32746. Communications should be sent by overnight or certified mail, return receipt requested. Such communications will be delivered directly to the Board or the individual director(s).

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL 1, THE ELECTION OF SIMON RAAB AND ANDRE JULIEN TO THE BOARD OF DIRECTORS.

The Board of Directors is divided into three classes, as nearly equal as possible, with one class of directors elected each year for a three-year term. Each director’s term is subject to the election and qualification of his respective successor, or such director’s earlier death, resignation or removal. The Board currently consists of nine members. Three directors have terms that expire at this year’s Annual Meeting, three directors have terms that expire at the 2010 Annual Meeting of Shareholders, and three directors have terms that expire at the 2011 Annual Meeting of Shareholders. Hubert d’Amours, who currently serves as a director whose term is set to expire at this year’s Annual Meeting, has notified the Company that he will not stand for re-election. The Governance and Nominating Committee is currently considering candidates for election to fill the vacancy that will be created by Mr. d’Amours decision not to stand for re-election. However, the Governance and Nominating Committee does not anticipate nominating a candidate to fill that directorship prior to the Annual Meeting. Accordingly, two directors will be elected at the Annual Meeting to serve until their terms expire at the 2012 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

The Company does not know of any reason why any nominee would be unable or, if elected, will decline to serve as a director. If any nominee is unable or unwilling to serve as a director, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If the Board selects a substitute nominee, the shares represented by all valid proxies will be voted by proxies for the substitute nominee unless you have voted “Withheld” with respect to the original nominee.

The two nominees for director, Simon Raab and Andre Julien, currently are directors of the Company and are proposed to be elected at the Annual Meeting to serve until the 2012 Annual Meeting of Shareholders. The remaining six directors will continue to serve as members of the Board for the terms set forth below. Directors are elected by a plurality of the votes cast, meaning that the two nominees receiving the highest number of affirmative votes represented at the Annual Meeting will be elected as directors. Shares may not be voted cumulatively, and proxies cannot be voted for a greater number of persons than the number of nominees named. Shares voted by the accompanying proxy card will be voted “FOR” Simon Raab and Andre Julien unless the proxy card is marked to withhold authority or to vote for alternative candidates.

The names, ages, and principal occupations for at least the past five years of each of the current directors and the nominees and the names of any other public companies of which each is presently serving as a director are set forth below:

Nominees for Election at the Annual Meeting

Name	Age	Director Since	Term Expires	Position
Simon Raab	56	1982	2009	Chairman of the Board, Director and Nominee
Andre Julien	66	1986	2009	Director and Nominee

Simon Raab is a co-founder of the Company and has served as Chairman of the Board of Directors of the Company since its inception in 1982. Mr. Raab served as Chief Executive Officer of the Company from its inception in 1982 until January 2006, as Co-Chief Executive Officer from January 2006 until December 2006, and as President of the Company from 1986 until 2004. Mr. Raab holds a Ph.D. in Mechanical Engineering from McGill University, Montreal, Canada, a Masters of Engineering Physics from Cornell University and a Bachelor of Science in Physics with a minor in Biophysics from the University of Waterloo, Canada.

Andre Julien has been a director of the Company since 1986. Before his retirement in 2004, Mr. Julien served as President of Chemirco Chemicals, Inc., a privately held company in Toronto, Canada and as President of LAB Pharmacological Research International, a privately held company in Montreal, Canada. From 1969 until 1994, Mr. Julien was President and owner of Chateau Paints, Inc., a privately held coatings and paint manufacturer in Montreal, Canada. Mr. Julien is also a director of Eterna Trust, a privately held company in Quebec City, Canada, and Goodfellow Lumber, Inc., a public company in Montreal, Canada.

Directors Whose Terms Will Continue After the Annual Meeting

Name	Age	Director Since	Term Expires	Position
Norman Schipper, O.C.	78	1982	2010	Director
John E. Caldwell	59	2002	2010	Director
John Donofrio	47	2008	2010	Director
Stephen R. Cole	57	2000	2011	Lead Director
Marvin R. Sambur, Ph.D.	63	2007	2011	Director
Jay W. Freeland	39	2006	2011	President, Chief Executive Officer and Director

Norman Schipper, Q.C. has been a director of the Company since its inception in 1982. He was admitted to the bar in Ontario in 1956 and from 1962 until his retirement on December 31, 1997, Mr. Schipper was a Partner in the Toronto office of the law firm of Goodmans, LLP. Mr. Schipper is past Chair of The Baycrest Centre and of The Baycrest Foundation and a Co-Chair of the Research Advisory Committee at Baycrest Centre. He also is a director of the Pine Bay Foundation, a foundation operating a camp for autistic and Tourette Syndrome children, serves on the board of directors of various private corporations, and was a director and past Chair of the Board of Directors of the Ontario Region of the Nature Conservancy of Canada. Mr. Schipper received a Bachelor of Arts with Honors from the University of Toronto, an LL.B. and SJD from the University of Toronto Faculty of Law and is a graduate of Osgoode Hall Law School.

John E. Caldwell has been a director of the Company since 2002. Mr. Caldwell has served since October 2003 as President and Chief Executive Officer of SMTC Corporation, a publicly held electronics manufacturing services company whose shares are traded on the Nasdaq Global Market and on the Toronto Stock Exchange. Mr. Caldwell has served as a director of SMTC since March 2003. Mr. Caldwell was the Chairman of the Restructuring Committee of the Board of Mosaic Group Inc., a marketing services provider, from October 2002 to September 2003. Mr. Caldwell was a consultant to GEAC Computer Corporation Limited, a computer software company, from December 2001 to October 2002 and was President and Chief Executive Officer of GEAC from October 2000 to December 2001. Mr. Caldwell served in several roles with CAE Inc., a world leading flight simulation and training services company, from January 1988 to October 1999, including President and Chief Executive Officer from June 1993 to October 1999. Currently, he also serves on the board of directors of Advanced Micro Devices, Inc. and IAMGOLD Corporation.

John Donofrio has served as a director of the Company since January 2008. Mr. Donofrio has served as Visteon’s Senior Vice President, General Counsel and Chief Compliance Officer since 2005. Before joining Visteon, Mr. Donofrio served as Vice President and General Counsel for Honeywell Aerospace, a position he held since his 2000 promotion from Vice President, Intellectual Property and Deputy General Counsel of Honeywell International. Previously he was a Partner at Kirkland & Ellis LLP, where he worked from 1989 through 1996.

Stephen R. Cole has been a director of the Company since 2000 and has served as lead director since 2005. Since 1975, Mr. Cole has been President and Founding Partner of Cole & Partners, a Toronto, Canada based mergers and acquisition and corporate finance advisory service company. Mr. Cole is a Fellow of the Institute of Chartered Accountants of Ontario, Fellow of the Canadian Chartered Institute of Business Valuators, Senior

Member of the American Society of Appraisers and Full Member of the ADR Institute of Canada, Inc. He has held positions as an advisory committee member of various private and public companies and charitable and professional organizations, including H. Paulin & Co. Limited, Bosa Group, GPX International Tire Corporation, Enterprise Capital LP II, The Canadian Institute of Chartered Business Valuators, Quetico Foundation, Nature Conservancy of Canada (Ontario Division), UJA Federation and Foundation and past Chairman of The Baycrest Centre.

Marvin R. Sambur, Ph.D. has served as a director of the Company since January 2007. Dr. Sambur started his career at Bell Laboratories in 1968 and later held top executive positions at ITT Corporation, including President and CEO of ITT’s defense group. In 2001, he was named and confirmed as the Assistant Secretary of the Air Force for Acquisition, where he was responsible for all Air Force research, development, and acquisition activities. Dr. Sambur serves on the Air Force Science Advisory Board and the National Academy of Science Board for the Department of Defense.

Jay W. Freeland has served as President and Chief Executive Officer of the Company since December 2006. Mr. Freeland served as President and Co-Chief Executive Officer of the Company from January 2006 to December 2006, as President and Chief Operating Officer of the Company from November 2004 to January 2006, and as a director since February 2006. Mr. Freeland was president of his own consulting company from 2003 to 2004. Mr. Freeland began his career at General Electric in their financial management program in 1991, spent four years on their corporate audit staff and served in financial, business development, strategic planning, sales and operational management roles of increasing responsibility until 2003. Mr. Freeland holds a Bachelor of Arts in Economics from Union College, Schenectady, New York.

CORPORATE GOVERNANCE AND BOARD MATTERS

Role and Composition of the Board of Directors

The Board provides oversight and direction for the Company and also acts as an advisor and counselor to senior management and monitors its performance. Additionally, the Board has the responsibility to plan for succession to the position of Chairman of the Board and Chief Executive Officer. Among other responsibilities, the Board of Directors appoints the President, Chief Executive Officer, Chief Financial Officer, and other officers it deems necessary.

Simon Raab, one of the Company’s founders and its past Chief Executive Officer, currently serves as Chairman of the Board. Jay W. Freeland, the Company’s current Chief Executive Officer, also serves as a director. The independent members of the Board have elected Stephen Cole, an independent director, to serve as the Lead Director. The Lead Director presides over and prepares the agenda for executive sessions of the independent directors, provides input to the schedule of Board meetings, facilitates information flow and communication between the independent directors and Company management and the Chairman of the Board, coordinates the activities of the other independent directors, together with the Governance and Nominating Committee provides advice to the Board and management with respect to corporate goveranance and Board committee membership, evaluates the performance of the Chief Executive Officer, and performs such other duties and responsibilities as the Board of Directors may determine.

The Chairman of the Board and the Chief Executive Officer set the agenda for Board meetings with input from the Company’s Lead Director. Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion of the items at the meeting. Executive sessions or meetings of independent directors are held at least quarterly for a discussion of relevant subjects.

Director Independence

We are required to comply with the listing standards, including the corporate governance rules, of the NASDAQ Stock Market (“NASDAQ”). NASDAQ rules require the Board of Directors to be comprised of a majority of independent directors, as that term is defined by the NASDAQ Marketplace Rules.

The Board of Directors has affirmatively determined that Norman Schipper, John Caldwell, Stephen Cole, Hubert d’Amours, Andre Julien, Marvin Sambur, and John Donofrio are independent directors as defined by the NASDAQ Marketplace Rules. The Board of Directors has determined that Mr. Freeland is not independent because he is the President and Chief Executive Officer of the Company and that Mr. Raab is not independent because he was Co-Chief Executive Officer of the Company in 2006 and Chief Executive Officer prior to 2006.

Board Meetings and Committees

The Board of Directors held nine meetings during 2008. All directors attended at least 75% of the applicable meetings of the Board and of the Committees on which they served during 2008. In addition, the independent directors met in executive session on the occasion of each full Board meeting in 2008. While the Company has not adopted a formal policy regarding Board attendance at annual shareholder meetings, we expect that our directors to attend the annual meeting of shareholders. Eight of our directors attended the 2008 Annual Meeting of Shareholders.

The Board of Directors has four standing committees: an Audit Committee, an Operational Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.

The table below shows current membership for each of the standing Board committees:

Audit Committee	Operational Audit Committee	Compensation Committee	Governance and Nominating Committee
John Caldwell*	John Caldwell*	John Caldwell	John Caldwell
Stephen Cole	Andre Julien	Stephen Cole*	Stephen Cole
Hubert d’Amours**	Marvin Sambur	Hubert d’Amours**	John Donofrio*
		John Donofrio	Marvin Sambur
Andre Julien
Marvin Sambur
Norman Schipper, Q.C.

*	Committee Chairman
**	Mr. d’Amours has chosen not to stand for re-election to the Board at the Annual Meeting.

Audit Committee

The Audit Committee held six meetings during 2008. In addition to its formal meetings, members of the Audit Committee met in executive session periodically and separately with the Company’s auditors at quarterly meetings during 2008. Among its various duties, the Audit Committee reviewed the Company’s annual and quarterly financial statements and the Company’s periodic reports to the SEC before filing.

The Audit Committee is currently comprised of three members, John Caldwell, Stephen Cole and Hubert d’Amours, each of whom the Board has determined are independent as defined in Rule 10A-3 of the Exchange Act of 1934 and the NASDAQ rules, including rules specifically governing audit committee members. John Donofrio, who qualifies as independent for Audit Committee membership, will serve on the Audit Committee following the Annual Meeting in the vacancy created by Mr. d’Amours decision not to stand for re-election. The Board also has determined that Messrs. Caldwell and Cole are “audit committee financial experts” as defined under Item 407(d)(5) of Regulation S-K.

The Audit Committee acts under the terms of a written charter that is available on the Company’s website at www.faro.com, by first clicking “Investors” and then “Corporate Governance.” The Audit Committee’s responsibilities, discussed in detail in the charter, include, among other duties, the responsibility to:

•

Provide oversight regarding the accounting and financial reporting process, the system of internal control, the external and internal audit process, and the Company’s process for monitoring compliance with laws and regulations;

•	Review the independence and qualifications of the Company’s independent public accountants and the Company’s financial policies, control procedures and accounting staff;

•	Appoint and retain the Company’s independent public accountants;

•	Review and approve the Company’s financial statements and other regulatory filings; and

•	Review transactions between the Company and any officer or director or any entity in which an officer or director of the Company has a material interest.

Operational Audit Committee

The Operational Audit Committee met four times in 2008 and is currently composed of three members, John Caldwell, Andre Julien and Marvin Sambur. The Operational Audit Committee acts under the terms of a written charter that is available on the Company’s website at www.faro.com, by first clicking “Investors” and then “Corporate Governance.” As discussed in its charter, the Operational Audit Committee is responsible for reviewing the operational performance against predetermined metrics of the Company. The Operational Audit Committee also meets with executives and department directors to review progress against goals and reports to the Board of Directors.

Compensation Committee

The Compensation Committee held six meetings during 2008. In addition to its formal meetings, the Chairman and other members of the Compensation Committee met frequently throughout 2008 and the first quarter of 2009 among themselves, with its advisors, with the Chairman of the Board, and with the Chief Executive Officer in setting executive compensation for 2008 and 2009, in making bonus and equity incentive awards in respect of individual and Company performance objectives and other compensation and employment matters.

The Compensation Committee currently consists of seven members, John Caldwell, Stephen Cole, Hubert d’Amours, John Donofrio, Andre Julien, Marvin Sambur, and Norman Schipper, Q.C., each of whom qualifies as independent for Compensation Committee membership, as defined in the NASDAQ rules, Rule 16b-3 of the Exchange Act, and Section 162(m) of the Internal Revenue Code.

The Compensation Committee acts under the terms of a written charter that is available on the Company’s website at www.faro.com, by first clicking “Investors” and then “Corporate Governance.” As discussed in its charter, the Compensation Committee recommends the Company’s executive compensation policies and programs and endeavors to ensure they are aligned with the Company’s overall mission and vision. The Compensation Committee works with the Chairman of the Board and the Chief Executive Officer in evaluating the performance of all officers at the Vice President level and above and reviews and approves annually all compensation programs and awards (including setting the base compensation for the upcoming year and approving bonus and equity incentive awards) relating to all officers at the Vice President level and above, other than with respect to CEO compensation, which is set by the Compensation Committee independently. The Compensation Committee applies discretion, as is appropriate, in the determination of individual executive compensation packages to ensure compliance with the Company’s compensation policy objectives.

The Compensation Committee also reviews, and recommends to the full Board for its review and approval, the cash and equity compensation for non-employee directors, the Chairman of the Board, the Lead Director, and Board committee chairs. In addition, the Compensation Committee:

•	Oversees the Company’s option and equity incentive plans, including reviewing and approving equity grants to officers at the Vice President level and above;

•	Oversees the Company’s management succession plan, including succession for the Chief Executive Officer position;

•	Advises on selection of certain executive officer positions with the Company;

•	Establishes the terms of all executive severance and change of control benefits;

•	Reviews and discusses with management the Compensation Discussion and Analysis that is included in the Company’s proxy statement for its annual meeting of shareholders; and

•	Prepares the report of the Compensation Committee for inclusion in the Proxy Statement.

The Compensation Committee has the authority to retain consultants to obtain advice and assistance from external legal, accounting and other advisors at the Company’s expense. In 2007, the Compensation Committee engaged Mercer Human Resource Consulting (“Mercer”) to conduct a review and competitive assessment of the Company’s executive and outside director compensation programs. In performing these services, Mercer reported directly to, and received its instructions from, the Compensation Committee. In order to preserve the continuity of the lead consultant from Mercer, in 2008 the Compensation Committee engaged the same lead consultant from Pearl Meyer & Partners (“Pearl Meyer”). In performing its services, Pearl Meyer reports to and is instructed by the Compensation Committee. Accordingly, compensation decisions with respect to 2008 and 2009 compensation had the benefit of the consulting information provided by the Compensation Committee’s independent advisor.

Governance and Nominating Committee

The Governance and Nominating Committee held two formal meetings in 2008. The Governance and Nominating Committee currently consists of five members, John Caldwell, Stephen Cole, John Donofrio, and Marvin Sambur, each of whom meets the definition of independence in the NASDAQ rules.

The Governance and Nominating Committee’s written charter is available on the Company’s website at www.faro.com, by first clicking “Investors” and then “Corporate Governance.” As discussed in detail in the charter, the Governance and Nominating Committee is responsible for selecting and recommending for approval by the Board director nominees and members and the chair of Board committees. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Governance and Nominating Committee also considers candidates for the Board recommended by current members of the Board or members of management. The Governance and Nominating Committee also will consider director candidates recommended by eligible shareholders.

The following minimum qualifications must be met by a director nominee to be recommended by the Governance and Nominating Committee:

•	Each director must display high personal and professional ethics, integrity and values;

•	Each director must have the ability to exercise sound business judgment;

•

Each director must be highly accomplished in his or her respective field, with broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	Each director must have relevant expertise and experience, and be able to offer advice and guidance based on that expertise and experience;

•	Each director must be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	Each director must have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.

Effective in 2008, the Board of Directors also requires each non-employee Director, within two years of joining the Board, to own shares of the Company’s common stock with an aggregate value of $100,000.

Shareholders may recommend director nominees for consideration by the Governance and Nominating Committee by writing to the Governance and Nominating Committee, Attention: Chairman, 250 Technology Park, Lake Mary, Florida, 32746, together with appropriate biographical information concerning each proposed nominee. Candidates proposed by shareholders for nomination are evaluated using the same criteria as candidates initially proposed by the Governance and Nominating Committee.

A shareholder who wishes to nominate a person for election to the Board of Directors must submit written notice to the Company, Attention: Secretary, 250 Technology Park, Lake Mary, Florida 32746. We must receive the written recommendation not less than 60 days prior and not more than 90 days prior to the annual meeting of shareholders, or, if less than 70 days’ notice of the date of the annual meeting is given, not later than ten days after the notice is mailed. The recommendation must include (i) the candidate’s name, age, business and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class and number of shares of capital stock in the Company beneficially owned by the candidate, (iv) all information relating to the candidate that is required to be disclosed in solicitations of proxies for an election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, including the nominee’s consent to be named in the proxy statement as a nominee and to serving as a director if elected, and (v) as to the shareholder proposing the nomination, his or her name and address and the class and number of shares of stock in the Company beneficially owned by the shareholder.

Compensation Committee Interlocks and Insider Participation

During 2008, John Caldwell, Stephen Cole, Hubert d’Amours, Andre Julien, Marvin Sambur, John Donofrio, and Norman Schipper served as members of the Compensation Committee. None of the Compensation Committee members was, during 2008 or formerly, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Communications with Board of Directors

Shareholders may communicate with the full Board or individual directors by submitting such communications in writing to FARO Technologies, Inc., Attention: Board of Directors (or the individual director(s)), 250 Technology Park, Lake Mary, Florida 32746. Communications should be sent by overnight or certified mail, return receipt requested. Such communications will be delivered directly to the Board or the individual director(s).

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Ethics, entitled “Code of Ethics for Senior Financial Officers,” that is applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Board of Directors has also adopted a Global Ethics Policy applicable to all of the Company’s employees. The Code of Ethics for Senior Financial Officers and the Global Ethics Policy are available on the Company’s web site at www.faro.com.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned by each of the Company’s non-employee directors during the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Total($)
John E. Caldwell	73,750	61,688	135,438
Stephen Cole	166,250	61,688	227,938
Hubert d’Amours	53,125	61,688	114,813
John Donofrio	45,000	81,192	126,192
Andre Julien	51,250	61,688	112,938
Simon Raab	91,250	—	91,250
Marvin R. Sambur, Ph.D.	71,250	61,688	132,938
Norman Schipper, Q.C.	46,100	61,688	107,778

(1)	Includes retainers and fees earned by each director for attendance at certain meetings during the year ended December 31, 2008.

(2)	Reflects the compensation cost for awards of restricted stock recognized by the Company for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed in 2008 were computed in accordance with Statement of Financial Accounting Standard No. 123(R) (“FAS 123R”).

(3)	As of December 31, 2008, the following aggregate number of stock options and restricted stock awards were held by each of our directors:

Name	Restricted Stock Awards (#)	Stock Options (#)
John Caldwell	4,401	9,000
Stephen Cole	4,401	9,000
Hubert D’Amours	4,401	3,000
John Donofrio	2,267	0
Andre Julian	3,668	39,000
Simon Raab	0	0
Marvin R. Sambur, Ph.D.	3,334	0
Norman Schipper, Q.C.	4,401	3,000

No stock options were awarded to any directors in 2008. The following table shows the shares of restricted stock awarded to each director during 2008, and the aggregate grant date fair value for each award.

Name	Restricted Stock Awards (#)	Full Grant Date Fair Value of Award ($)
John E. Caldwell	2,200	61,688
Stephen Cole	2,200	61,688
Hubert d’Amours	2,200	61,688
John Donofrio	3,400	81,192
Andre Julian	2,200	61,688
Simon Raab	0	0
Marvin R. Sambur, Ph.D.	2,200	61,688
Norman Schipper, Q.C.	2,200	61,688

The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that non-employee directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. Similar to executive officers, effective 2009, the non-employee directors are subject to minimum share ownership guidelines. Within two years after joining the Board, each non-employee director is required to own shares of the Company’s common stock with an aggregate value of $100,000.

For 2008, pursuant to the Company’s director compensation policy, upon election to the Board, a non-employee director received an initial equity grant of 3,400 restricted shares of common stock that vest ratably over three years. On the day following the annual meeting of shareholders, each non-employee director, other than a non-employee director who received the initial equity grant, received 2,200 restricted shares of common stock that vest ratably over three years. Non-employee directors also received an annual cash retainer of $20,000 and fees of $1,875 per board or committee meeting. The Chairpersons of the Governance and Nominating Committee and the Operational Audit Committee received an annual retainer of $5,000, and the Chairperson of the Audit Committee received an annual retainer of $10,000. The Chairperson of the Compensation Committee received an annual retainer of $7,500. The Lead Director received an additional retainer of $35,000, and the Chairman of the Board received an additional retainer of $60,000. In addition to fees for Board and Committee meetings, non-employee directors received similar meeting fees for attending other important meetings throughout the year, including meetings pertaining to business strategy and regulatory updates.

The Company has amended its director compensation policy for 2009. Upon election to the Board, a non-employee director will now receive an initial equity grant of shares of restricted common stock with a value equal to $100,000, calculated as of the closing share price on the date of the non-employee director’s election to the Board. The shares of restricted stock will vest on the third anniversary of the grant date, subject to the non-employee director’s continued membership on the Board. On the day following the annual meeting of shareholders, each non-employee director will now receive shares of restricted common stock with a value equal to $70,000, calculated as of the closing share price on the day following the annual meeting of shareholders. The shares of restricted stock will vest on the first anniversary of the grant date, subject to a director’s continued membership on the Board.

For 2009, non-employee directors will continue to receive fees of $1,875 per board or committee meeting. The Chairpersons of the Governance and Nominating Committee and the Operational Audit Committee will continue to receive an annual retainer of 5,000, and the Chairperson of the Audit Committee will continue to receive an annual retainer of $10,000. The Chairperson of the Compensation Committee will also continue to receive an annual retainer of $7,500.

For 2009, the Company also has amended the compensation policies for the Chairman of the Board and the Lead Director. The Lead Director will continue to receive an additional retainer of $35,000, but the retainer will now be paid fifty percent in cash and fifty percent in shares of restricted stock. The Lead Director’s retainer will be granted annually on the day following the annual meeting of shareholders, with the price used to calculate the number of shares granted to be the closing share price on the date of grant. The shares of restricted stock will vest on the first anniversary of the grant date, subject to a Lead Director’s continued membership on the Board. The Chairman of the Board will also continue to receive an additional retainer of $60,000, but the retainer will now be paid fifty percent in cash and fifty percent in shares of restricted stock. The Chairman’s retainer will be granted annually on the day following the annual meeting of shareholders, with the price used to calculate the number of shares granted to be the closing share price on the date of grant. The shares of restricted stock will vest on the first anniversary of the grant date, subject to a Chairman’s continued membership on the Board.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL 2, THE APPROVAL AND ADOPTION OF THE 2009 EQUITY INCENTIVE PLAN.

Two critical objectives of our compensation strategy are to reward employees for shareholder value creation and to align the interests of shareholders and employees. Stock-based incentive awards are a critical component of our compensation strategy to achieve these two objectives. In addition, stock-based incentives provide a valuable tool to attract and retain key employees. The Company reserved 1,750,000 shares under the 2004 Plan, and has used the 2004 Plan conservatively to provide equity incentive awards to employees and directors since its approval by its shareholders in 2004. However, as of April 13, 2009, only 92,596 shares remain available for awards granted under the 2004 Plan. To provide competitive incentive awards to employees and directors going forward, a new stock-based incentive plan is necessary. Accordingly, the Board adopted the 2009 Equity Incentive Plan (the “2009 Plan”) on March 12, 2009, subject to shareholder approval.

The affirmative vote of a majority of votes cast at the Annual Meeting is required to approve the 2009 Plan. Broker non-votes and abstentions will have no impact on the approval and adoption of the 2009 Plan.

In determining the number of shares to reserve under the 2009 Plan, the Compensation Committee and the Board considered expected share requirements over the next three to five years to continue providing competitive and appropriate long-term incentives to key talent and the resulting impact on total potential shareholder dilution. The 1,720,000 shares requested under the 2009 Plan provide sufficient flexibility to continue providing competitive and appropriate grants, while resulting in total potential dilution comparable to industry peers.

In establishing the key features and provisions of the 2009 Plan, the Company sought to preserve flexibility while also adhering to the evolving governance and regulatory environment. Accordingly, the 2009 Plan is substantially the same as the 2004 Plan, providing the ability to grant various types of equity-based incentives while preserving various governance features (such as prohibiting option re-pricing without shareholder approval) and updating the Plan for regulatory developments.

Summary of the 2009 Plan

The following summary description of the 2009 Plan is qualified in its entirety by reference to the full text of the 2009 Plan, which is attached to this Proxy Statement as Appendix A.

Shares Available for Awards. Subject to adjustment as provided in the 2009 Plan, the total number of shares of common stock available for grants of awards under the 2009 Plan is 1,720,000, plus 92,596 shares remaining available for grant under the 2004 Plan, plus any shares underlying awards outstanding under the 2004 Plan as of the effective date of the 2009 Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. If the 2009 Plan is approved by shareholders, no further grants will be made under the 2004 Plan. The closing price of the Company’s common stock on April 9, 2009 was $14.90 per share.

Share Counting. To the extent that any shares of common stock subject to an award granted under the 2009 Plan are not issued because the award expires without having been exercised, is cancelled, terminated, forfeited or is settled without the issuance of common stock, such shares will be available again for grants of awards under the 2009 Plan.

Limitations on Individual Awards. Subject to adjustment as provided in the 2009 Plan, no participant may receive in a calendar year:

•	options with respect to more than 150,000 shares of common stock;

•	stock appreciation rights with respect to more than 150,000 shares of common stock;

•	restricted stock relating to more than 105,000 shares of common stock;

•	restricted stock units relating to more than 105,000 shares of common stock;

•	performance shares for more than 105,000 shares of common stock;

•	performance units for more than 105,000 shares of common stock; or

•	a cash-based award for more than $1,000,000.

Administration. The 2009 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has full authority to interpret and administer the 2009 Plan to carry out the provisions and purposes of the 2009 Plan. The Committee has the authority to determine those persons eligible to receive awards and to establish the terms and conditions of any awards.

Eligibility. The Plan permits the grant of incentive awards to employees, including executive officers, and non-employee directors of the Company or any of its subsidiaries. As of April 6, 2009, approximately 800 persons are currently eligible to participate in the 2009 Plan. The number of eligible participants may increase or decrease over time.

Types of Awards. The 2009 Plan provides for grants of stock options, stock appreciation rights, performance awards, restricted stock, and restricted stock units, whether granted singly or in combination. Awards may pay out in the form of shares of common stock, cash, or other property.

Options. An option is the right to purchase shares of common stock at a future date at a specified exercise price. Options granted under the 2009 Plan may be either incentive stock options (“ISOs”) or non-qualified stock options. The per share exercise price will be determined by the Committee, provided that the exercise price is not less than the fair market value of the underlying shares of common stock on the date of grant. The Committee determines the date after which options may be exercised in whole or in part and the date on which each option expires, which cannot be more than ten years from the date of grant. The exercise price of an option may be paid in cash or, subject to such conditions or prohibitions as may be set by the Committee, by delivering shares of common stock, cashless exercise arrangements, or a combination of cash and stock.

Stock Appreciation Rights. A stock appreciation right is a contractual right granted to the participant to receive, either in cash or shares of common stock, an amount equal to the appreciation of one share of common stock from the date of grant. The grant price of a stock appreciation right under the 2009 Plan may not be less than the fair market value of a share of common stock on the date of grant. Stock appreciation rights may be granted as freestanding awards, or in tandem with other types of awards. Unless otherwise determined by the Committee, if a stock appreciation right is granted in relation to an option, the terms and conditions applicable to the stock appreciation right will be identical to the terms and conditions applicable to the option. A stock appreciation right granted in relation to an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares. Likewise, an option granted in relation to a stock appreciation right may only be exercised upon surrender of the right to exercise such stock appreciation right for an equivalent number of shares.

Restricted Stock. A restricted stock award is an award of a fixed number of shares of common stock that are non-transferable and subject to a risk of forfeiture during the vesting period. The Committee will specify the terms for the risk of forfeiture, including the passage of time or achieving specified performance objectives, or both, and any other restrictions imposed on the shares.

Restricted Stock Units. A restricted stock unit is a right to receive shares of common stock upon satisfaction of the vesting restrictions. The Committee will specify the vesting requirements, including the passage of time or specified performance objectives, or both.

Performance Shares. A performance share is a right to receive shares of common stock to the extent that performance goals set by the Committee are met during a specified performance period.

Performance Units. A performance unit is a right to receive payment valued in relation to a unit that is equal in value to the fair market value of one or more shares of common stock, to the extent that performance goals set by the Committee are met during a specified performance period.

Performance Goals. All options and stock appreciation rights granted under the 2009 Plan will be exempt from the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code. The Committee may designate other awards granted under the 2009 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Internal Revenue Code. If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria:

•	return on equity

•	return on investment

•	EBITDA

•	return on capital employed

•	return on net assets

•	performance value added (as defined by the Committee at the time of selection)

•	revenue

•	gross margin

•	operating income

•	pre-tax profits

•	net income

•	net income per share

•	working capital as a percent of net revenues

•	net cash provided by operating activities

•	market price for the common stock

•	total shareholder return

•	return on revenues

•

key operational measures, which shall be deemed to include new customer origination, customer penetration, customer satisfaction, employee safety, market share, plant utilization, cost containment, and cost structure reduction

•	cash flow or cash flow per share

•	net asset value or net asset value per share

•	production volumes

•	product and technology developments and improvements.

In conjunction with selecting the applicable performance goal or goals, the Committee will also fix the relevant performance level or levels (e.g., targeted net earnings growth) that must be achieved with respect to the goal or goals in order for the performance shares to be earned by the employee. The performance goals selected by the Committee under the 2009 Plan may, to the extent applicable, relate to a specific division or affiliate of the Company or apply on a Company-wide basis. The Board of Directors recommends that the shareholders approve the foregoing list of business criteria for the purposes of future performance-based awards that are intended to be fully deductible under Section 162(m) of the Internal Revenue Code. The Committee also has sole discretion to grant awards with performance goals that are not provided in the list of performance goals set forth above, provided that such awards are not intended to qualify for the performance-based exemption under Section 162(m) of the Internal Revenue Code.

Adjustments. In the event of a transaction between the Company and its shareholders that causes the per-share value of its common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2009 Plan will be adjusted proportionately, and the Committee shall make such adjustments to the 2009 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding common stock into a lesser number of shares, the authorization limits under the 2009 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price. The 2009 Plan permits discretionary adjustments for mergers, business combinations and the like (which are not equity restructurings), and permits discretionary adjustments in the context of equity restructurings where the adjustment is for a purpose other than equalizing the award’s value immediately before and after the equity restructuring.

Minimum Vesting Requirements. Restricted stock and restricted stock unit awards granted under the 2009 Plan that vest based on the completion of a specified period of service with the Company or an affiliate (i.e. service-based awards) will be subject to a minimum vesting period of three years for employees (which may include graduated vesting within such three-year period), or one year for non-employee directors, subject to acceleration of vesting, to the extent permitted by the Committee, in the event of a participant’s death, disability, retirement or involuntary termination or in the event of a change in control of the Company (as defined in the 2009 Plan).

Accelerated Vesting of Awards. Upon a change in control of the Company (as defined in the 2009 Plan), all outstanding, unvested awards held by non-employee directors and employees covered by the Company’s Change in Control Severance Policy on the date of the change in control will become fully vested and, if applicable, immediately exercisable.

The Committee and the Board of Directors may in its sole discretion at any time provide that any award will become fully or partially vested and, if applicable, exercisable upon a participant’s death, disability, retirement or involuntary termination of employment or upon the occurrence of a change in control of the Company.

Limits on Transferability. Except as otherwise provided by the Committee, no award granted under the 2009 Plan may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Except as otherwise provided by the Committee, each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.

Amendment and Termination. The Board may amend, suspend or terminate the 2009 Plan at any time, except that no such action may adversely affect any award granted and then outstanding thereunder without the approval of the respective participant. The 2009 Plan further provides that shareholder approval of any amendment to the 2009 Plan must also be obtained if such amendment (i) increases the number of shares with respect to which awards may be made under the 2009 Plan, (ii) expands the class of persons eligible to participate under the 2009 Plan, or (iii) otherwise increases in any material respect the benefits payable under the 2009 Plan, or is otherwise required for continued compliance with any applicable law or regulations or stock exchange listing requirements.

Prohibition on Repricing. Outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior approval of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underling stock) for another award would be considered an indirect repricing and would, therefore, require the prior approval of the Company’s shareholders.

Withholding. Not later than the date as of which an amount first becomes includible in the gross income of a employee for federal income tax purposes with respect to any award under the 2009 Plan, the employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2009 Plan may be settled with shares of common stock (other than shares of restricted stock), including shares of common stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2009 Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of common stock.

Certain Federal Income Tax Consequences

Stock Options. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock option is granted under the 2009 Plan. A participant who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. A subsequent disposition of the common stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, which is equal to the fair market value of the common stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the common stock has been held for more than one year from the date of exercise.

In general, a participant will recognize no income or gain as a result of exercise of an ISO (except that the alternative minimum tax may apply). Except as described below, any gain or loss realized by the participant on the disposition of the common stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss, and the Company will not be entitled to a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, he or she will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price. The Company will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the common stock has been held for more than one year from the date of exercise.

Stock Appreciation Rights. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock appreciation right (“SAR”) is granted. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of common stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock. A participant will not recognize income at the time an award of restricted stock is granted under the 2009 Plan, unless the election described below is made. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock, if any. The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of grant of the restricted stock, file an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income as of the date of grant in an amount equal to the fair market value of such restricted stock on the date of grant, reduced by any amount paid for the restricted stock. The Company will be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the participant who has made an election subsequently forfeits the restricted stock, the participant generally will not be entitled to deduct any loss.

Restricted Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

Performance Shares and Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a performance share award or a performance unit award is granted (for example, when the performance goals are established). Upon the receipt of shares of common stock or cash at the end of the applicable performance period relating to a performance share or performance unit award, the participant will recognize ordinary income equal to the cash or the fair market value of the shares of common stock received. In addition, the participant will recognize ordinary income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. The Company will be entitled to a deduction in the same amount and at the same time as income is recognized by the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

Benefits to Named Executive Officers and Others

Because future awards will be made at the discretion of the Compensation Committee or its delegates, the Company cannot determine the benefits or amounts that will be received in the future under the 2009 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2008 regarding equity compensation plans under which the Company’s common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	973,005	$22.48	(3)	368,045	(4)
Equity compensation plans not approved by security holders(5)	—	—		—

Total	973,005	$22.48		368,045

(1)	Consists of the 2004 Plan.

(2)	The Company had 949,572 options outstanding as of December 31, 2008, all of which are included in column (a). The Company also had an aggregate of 52,660 full value awards outstanding as of December 31, 2008. These full value awards included 23,433 restricted stock units, which are included in column (a), and 29,227 shares of unvested restricted stock, which are not included in column (a).

(3)	Calculation of weighted average exercise price of outstanding awards includes stock options but does not include restricted stock units that convert to shares of common stock for no consideration. Weighted average remaining life is 6.14 years.

(4)	Of such shares, all are available for issuance pursuant to grants of full-value stock awards.

(5)	The Company does not maintain any equity compensation plans that have not been approved by the Company’s shareholders.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of our independent registered public accounting firm. Grant Thornton LLP has audited our financial statements for the fiscal years ended June 30, 2008 and 2007. The Board, upon the recommendation of the Audit Committee, has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for 2009.

Representatives of Grant Thornton LLP will be present at the meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of shareholders.

Shareholders are not required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, we are submitting the appointment to our shareholders as a matter of good corporate practice. If our shareholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee may reconsider the retention of Grant Thornton LLP. Even if the selection of Grant Thornton LLP is ratified, the Audit Committee in its discretion may select a different independent accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and our shareholders.

The affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for approval of the ratification of Grant Thornton LLP. Abstentions will have no impact on the ratification of our independent registered public accounting firm.

INDEPENDENT PUBLIC ACCOUNTANTS

The following table presents fees for professional audit services rendered by Grant Thornton LLP for the audit of our financial statements for the fiscal years ended June 30, 2008 and 2007, and fees for other services rendered by Grant Thornton LLP during those periods.

Fees Paid to Grant Thornton LLP:

	2008	2007
Audit fees(1)	$1,221,287	$1,373,683
Audit related fees	—	—
Tax fees-preparation and compliance	—	—
All other fees(2)	39,663	69,963

Total fees	$1,260,950	$1,443,646

(1)	Audit of financial statements, review of financial statements included in Quarterly Reports on Form 10-Q, and audit of management’s assessment of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting.

(2)	Primarily related to the Company’s employee benefit plan audit and audit of royalty licenses.

The Audit Committee has concluded that provision of the audit and permitted non-audit services described above by Grant Thornton LLP is compatible with maintaining independence of Grant Thornton LLP.

Pursuant to the Audit Committee Charter, the Audit Committee pre-approved all such services. The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent auditors. Pursuant to these policies and procedures, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee’s pre-approval policies do not permit the delegation of the Audit Committee’s responsibilities to management.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has, among other things, the responsibility to monitor and oversee these processes.

The Audit Committee has:

(1) reviewed and discussed the Company’s audited financial statements with management;

(2) discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended;

(3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Audit Committee also considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee reviewed with the independent accountants the overall scope and specific plans for its audit. Without management present, the Committee met separately with the independent accountants to review the results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s accounting and financial reporting. The Audit Committee reviewed and discussed the Company’s audited financial statements with the independent accountants.

Stephen Cole, Audit Committee Member

John Caldwell, Audit Committee Member (Chair)

Hubert d’Amours, Audit Committee Member

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The board of directors and management do not know of any matters before the annual meeting other than those to which we refer in the notice of annual meeting and this proxy statement. If any other matters properly come before the annual meeting, the proxy holders will vote the shares subject to the proxy forms in accordance with their best judgment. To bring business before an annual meeting, a shareholder must give written notice to the company’s secretary before the meeting and comply with the terms and time periods specified in the company’s bylaws. No shareholder has given written notice of his or her desire to bring business before the annual meeting in compliance with the terms and time periods specified in the company’s bylaws.

EXECUTIVE OFFICERS

The following table provides information regarding the Company’s executive officers:

Name	Age	Principal Position
Jay W. Freeland	39	President and Chief Executive Officer, Director
Keith S. Bair	53	Senior Vice President and Chief Financial Officer
John E. Townsley	44	Senior Vice President of Human Resources
James K. West	56	Senior Vice President of Engineering and Chief Technology Officer

Jay W. Freeland has served as President and Chief Executive Officer of the Company since December 2006. Please refer to the biography of Mr. Freeland provided under the heading “Election of Directors—Directors Whose Terms Will Continue After the Annual Meeting,” above.

Keith S. Bair has served as Senior Vice President and Chief Financial Officer of the Company since October 2006. From August 2006 through October 2006, Mr. Bair served as the Company’s Interim Chief Financial Officer and from March 2006 to August 2006 as Director of Accounting. Prior to joining FARO, Mr. Bair was Vice President of Finance and Controller at Xytrans, Inc. from August 2004 through March 2006. He also served as Chief Financial Officer and Controller of Stromberg, LLC from June 2002 through August 2004, and from December 1998 through December 2000, and as a Staff Accountant in the Division of Corporation Finance with the U.S. Securities and Exchange Commission from January 2001 through June 2002. Mr. Bair also served as Controller at Gencor Industries from October 1997 through June 1998 and Controller at Arrow International from April 1984 through September 1997. Mr. Bair has an MBA and a Bachelor’s degree in accounting from Lehigh University in Bethlehem, PA, is a CPA and also served in the United States Navy.

John E. Townsley has served as Senior Vice President of Human Resources since May 2007. He previously served as Vice President Human Resources and Administration for Balfour Beatty, Inc., an operating unit of Balfour Beatty, plc London (FTSE) from June 2003 to May 2007. Prior to that, Mr. Townsley was Vice President Human Resources of Cardinal Packaging Services, a division of Cardinal Health, Dublin, Ohio (CAH—NYSE). He also held positions with Danaher Corporation (DHR- NYSE) and Emerson Electric (EMR—NYSE). Mr. Townsley holds a Bachelor of Science in Management from Murray State University, Murray, Kentucky.

James K. West has served as Senior Vice President and Chief Technology Officer since January 2008 and Senior Vice President of Integrated Engineering for the Company since January 2007. He previously served as Senior Vice President and General Manager of the Laser Division from January 2005 until January 2007. Prior to that, Mr. West served as Vice President of Engineering and General Manager from January 2002 until January 2007. Mr. West holds a Bachelor of Science in Electrical Engineering from Kettering University and a Master of Science in Electrical Engineering from the University of Illinois.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Business Context

With more than 19,000 installations and 9,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement devices and software used to create digital models—or to perform evaluations against an existing model—for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites. FARO requires an executive leadership team who reflect FARO’s culture and values. They must be experienced and entrepreneurial in order to successfully execute business strategy and create shareholder value.

Executive Summary

The following provides a brief overview of the more detailed information provided in this Compensation Discussion and Analysis relating to executive compensation for 2008.

•

The objective of the Company’s compensation program is to create a balance between risk and reward; to attract, motivate, and retain executives over the long-term; and to align their interests with those of our shareholders.

•	The Company provides its named executive officers with cash compensation in the form of base salary and annual incentives.

•	The Company provides its named executive officers with equity compensation in the form of stock options and performance-based restricted stock units.

•	The Company targets base salary, total cash compensation, and total direct compensation to be competitive with market practices.

•	The only perquisites that the Company presently offers to its named executive officers are executive life insurance and coverage under the Company’s executive short- and long-term disability plans.

•	Each of the Company’s named executive officers has a severance arrangement (two of them have employment agreements and two are covered under the Company’s Change in Control Severance Policy).

•	The Company does not offer pension or deferred compensation benefits to its named executive officers.

•	Company performance for fiscal 2008 resulted in annual incentive payouts and long-term incentive vesting below their target amounts.

Fiscal 2008 Economic Impact on Executive Compensation

The Compensation Committee, Board of Directors, and senior management of the Company are aware of the Company’s performance in 2008 in the context of an extraordinarily challenging economy. Having that in mind, the Compensation Committee eliminated the entire portion of the short-term incentive award opportunity based upon corporate performance in 2008, which represented 50% of the target award. Senior officers performed satisfactorily with respect to their individual performance metrics, however, resulting in a payout of approximately 37% of the aggregate target short-term incentive awards for the named executive officers. Accordingly, the total amounts paid out for 2008 incentive awards are dramatically below previous years. Having regard to the fact that the Company’s stock price dropped severely over this period, the Compensation Committee also reduced the target value of equity incentive awards, which in turn reduced the number of equity incentive awards granted. Our executives’ base salaries were set at the start of fiscal 2008, based in part upon performance in 2007. In 2009, the Compensation Committee and senior management have decided to hold base salaries flat for all executive officers.

The Compensation Committee believes that the skill and motivation of the Company’s executive officers is essential to the Company’s performance and creation of shareholder value and that the measures taken to adjust compensation are appropriate in light of the present difficulties in the global economy.

Executive Compensation Objectives and Philosophy

The primary objective of the Compensation Committee is to ensure the philosophy and operation of FARO’s compensation program reinforces FARO’s culture and values, creates a balance between risk and reward, attracts, motivates, and retains executives over the long-term and aligns their interests with those of the shareholders. The Compensation Committee strives to provide total compensation relating to the CEO, the other named executive officers (together with the CEO, the “named executive officers”) and all other Vice President and above level employees that is fair, reasonable and competitive. FARO’s executive compensation program includes a significant performance-based component as well as a substantial emphasis on equity-based long-term incentives.

The Compensation Committee has responsibility for establishing, implementing and monitoring adherence with the Company’s compensation philosophy. The Compensation Committee’s Charter can be found on the Company’s website at www.faro.com. The Compensation Committee’s duties and responsibilities include, among others:

•

reviewing and approving on an annual basis corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of those goals and objectives and recommending to the Board the overall compensation levels for the CEO based on such evaluation;

•

reviewing and approving the annual base salaries, annual incentive opportunities and other compensation arrangements of all other named executive officers and all other Senior Vice Presidents and Vice President level employees;

•

reviewing and monitoring all compensation and significant benefit plans that affect all employees and annually approving overall employee salary policies, as well as equity- based programs for all levels of employees;

•

monitoring compliance with requirements under the Sarbanes-Oxley Act of 2002 relating to 401(k) plans and loans to directors and officers and compliance with all other applicable laws affecting employee compensation and benefits; and

•	reviewing and recommending any proposed changes in director compensation to the Board.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain consultants to obtain advice and assistance from external legal, accounting or other advisors, at the Company’s expense. In 2007, the Compensation Committee engaged Mercer, an independent human resources and compensation consulting company, to conduct a review and competitive assessment of the Company’s executive and outside director compensation programs. In this role, Mercer reported to and was instructed by the Compensation Committee. Mercer’s instructions were to review and analyze the executive and outside director compensation programs as to whether they were effective, competitive and reasonable. In order to preserve the continuity of the lead consultant from Mercer, the Compensation Committee engaged the same lead consultant from Pearl Meyer. In this role, Pearl Meyer reports to and is instructed by the Compensation Committee. Pearl Meyer’s instructions thus far have been to assist the Compensation Committee in evaluating 2009 equity grants and to develop an appropriate new share request under the Company’s 2009 Equity Incentive Plan. The Compensation Committee has the sole authority to approve the fees and other terms and conditions of any engagement with its independent advisor.

Role of the Executive Officers in Compensation Decisions

Executive officers play a role in the administration, oversight, and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for those employees, which may include other executive officers, who report directly to him or her. Throughout the year, the executive officers review each of their direct reports’ performance and evaluate them against their performance goals. In addition, the Company conducts a comprehensive performance and compensation review annually in the first quarter of each year across all levels of the organization, which includes a final performance review by each executive for each of their direct reports. Based on those reviews, the executive officers recommend to the CEO any equity and non-equity based awards based upon the performance for the prior year and annual compensation adjustments for the current year for their direct reports.

The CEO similarly reviews and evaluates his direct reports, which include other named executive officers. The CEO also reviews and evaluates the recommendations made with respect to other executive officers and makes any modifications that he deems appropriate. The CEO then recommends to the Compensation Committee equity and non-equity awards and annual compensation adjustments for all other executive officers.

Review of Peer Group Practices

The Compensation Committee reviews and analyzes the executive compensation program to verify that it provides reasonable compensation at appropriate levels and remains competitive and effective. In 2007, the Compensation Committee engaged Mercer to assist in this review and evaluation. For purposes of comparing the Company’s compensation programs against programs administered by companies with whom it competes for talent, it developed the following criteria to identify a peer group for comparison purposes:

•	annual revenues between $100 and $400 million;

•	market capitalization between $300 and $650 million;

•	operating model whereby business is conducted globally;

•	focus on companies in the testing and measurement industry (“industry peers”); and

•	focus on other high growth and highly profitable companies of comparable size (“profile peers”).

Based on these criteria, the Compensation Committee and Mercer selected the following twenty companies to comprise the peer group for purposes of reviewing compensation levels and program designs for the Company’s named executive officers. Eleven of these companies were industry peers, and nine were profile peers.

MTS SYSTEMS CORP (MTSC)	OYO GEOSPACE CORP (OYOG)
GSI GROUP INC (GSIG)	STEC INC (STEC)
OHU INC (COHU)	CABOT MICROELECTRONICS CORP (CCMP)
COGNEX CORP (CGNX)	SILICON IMAGE INC (SIMG)
LTX CORP (LTXX)	MATTSON TECHNOLOGY INC (MTSN)
MEASUREMENT SPECIALTIES INC (MEAS)	INTEVAC INC (IVAC)
IXIA (XXIA)	PARK ELECTROCHEMICAL CORP (PKE)
ZYGO CORP (ZIGO)	BEL FUSE INC (BELFB)
KEITHLEY INSTR INC (KEI)	SEMITOOL INC (SMTL)
STRATASYS INC (SSYS)	DSP GROUP INC (DSPG)

The compensation analysis prepared by Mercer compared the Company’s executive pay to the peer group in three categories: base salary, total cash compensation (salary plus annual incentives), and total direct compensation (salary plus annual incentives plus the grant-date value of long-term incentives). The study indicated that the Company’s executive programs were positioned near the 50th percentile level for all three elements when considered as a group. However, comparison of individual base salaries varied widely by position, from the 25th to the 75th percentile.

When setting compensation levels, the Compensation Committee reviews and evaluates the complete compensation package and resulting pay mix to ensure alignment with the Compensation Committee objectives. The Compensation Committee utilizes the information provided by Mercer as a general guideline to create an overall compensation package and does not benchmark compensation levels to any specific percentile derived from the peer group.

Executive Compensation Components

The primary components of compensation for the named executive officers in 2008 were base salary, short-term cash incentives, and long-term equity incentives.

Base Salary

When setting base salaries, the Compensation Committee considers the Company’s overall financial performance and outlook and each executive’s experience, expertise, level of responsibility, seniority, leadership qualities, professional advancement, individual accomplishment, compensation levels of comparable positions within our peer group, and other significant contributions to the success of the Company. When setting the salaries for the executive officers other than the CEO, the Compensation Committee also considers the CEO’s recommendations and the prior performance review conducted by the CEO. The Compensation Committee’s consideration of these factors and determination of appropriate salary levels is largely subjective. In February 2008, the Compensation Committee approved the following percentage increase in base salaries for 2008, partially in recognition of the fact that the salaries for several of the named executive officers were well below the peer group median:

Name	2007 Base Salary	2008 Base Salary	Increase
Jay W. Freeland	$360,000	$400,000	11.1%
Keith S. Bair	$200,000	$215,000	7.5%
John E. Townsley	$250,000	$260,000	4.0%
James K. West	$231,000	$250,000	8.2%

Due to the present economic conditions, executive salaries in 2009 remain unchanged.

Short-Term Incentives

The Company’s short-term incentive opportunities provide all management employees, including executive officers, the opportunity for additional cash compensation based on achievement of Company financial performance goals, as well as achievement of other individual goals established by the Compensation Committee and management at the beginning of the year. These metrics are designed to align the interests of the executives with the shareholders and require the Company and each individual executive to function well in order to achieve the target incentive amount.

Annual short-term cash incentive opportunities are expressed as a percentage of each participant’s base salary. Named executive officers (other than the CEO) are eligible to receive up to 40% of their base salaries, and the CEO is eligible to receive up to 50% of his base salary (or greater, in the Compensation Committee’s discretion), as their respective target award opportunities. In determining annual awards, the Compensation Committee assigns equal weighting to criteria established under two components: Company financial performance, and individual strategic and operational performance components. However, the Compensation

Committee retains the discretion to adjust the annual incentives on a subjective basis, and bonuses may be reduced up to 100% based on corporate profitability.

Financial performance criteria established for the 2008 short-term incentive program were based upon the Company’s internal budget goals and were within our publicly stated goals of 20% to 25% of annual revenue growth and gross margins in the range of 58% to 60%. The Company did not meet the sales target but did achieve a gross margin of 59.8%.

The individual strategic and operational criteria are set for each executive by Mr. Freeland and the Compensation Committee on an annual basis. These criteria incorporate elements of individual performance and are intended to reflect the contributions made by the executive toward the Company’s overall objectives for the year and the executive’s individual responsibilities. These criteria are divided into three components: key performance indicators (50% weighting), individual performance objectives (25% weighting), and core qualitative values (25% weighting). In 2008, the named executive officers achieved between 74% and 77% of their strategic and operational objectives. However, due to the Compensation Committee’s decision to eliminate the corporate financial performance portion of the bonus, which constitutes 50% of the overall incentive opportunity, actual payouts of the short-term incentives for 2008 were at a level 50% less than the individual performance percentage.

In 2008, the same subjective criteria were used for the core qualitative review for each executive officer:

•	Team orientation (support and contribution within and outside of executive’s department)

•	Performance orientation (establishing and monitoring performance initiatives)

•	Learning orientation (improving job-related knowledge and skills)

•	Values orientation (demonstration of Company values)

•	Systems orientation (utilization of available processes and resources)

The other material performance components for each executive are summarized below.

Mr. Freeland—Key performance indicators included the financial performance of the Company against predetermined objectives (revenue growth, gross margin, earnings per share) and departmental costs. Strategic initiatives included new product releases, global expansion, product quality, resolution of the class action and derivative litigation, and development of the leadership team.

Mr. Bair—Key performance indicators included the financial performance of the Company against predetermined objectives (revenue growth, gross margin, earnings per share) and departmental costs. Strategic initiatives included improvement of business operations and processes.

Mr. West—Key performance indicators and strategic initiatives were tied to the introduction and development of new products.

Mr. Townsley—Key performance indicators included succession planning, employee turnover, training, and budget. Strategic initiatives included improvement to employee benefit plans and goals related to hiring, performance management, and human resources practices.

The following table provides the target and actual short-term incentive awards approved by the Compensation Committee for each named executive officer, the level of performance achieved with respect to the individual goals and the financial performance goals, and the overall percent of each executive’s target award opportunity earned for 2008:

Name	2008 Target Award (*)	2008 Actual Award	Actual Award as % of Target
Jay W. Freeland	$200,000	$75,000	37.5%
Keith S. Bair	$86,000	$31,820	37.0%
John E. Townsley	$104,000	$39,744	38.2%
James K. West	$100,000	$36,952	37.0%

(*)	Target award amounts are based on the base salaries approved by the compensation committee in February 2008 and differ from the Base Salary amounts presented in the Summary Compensation Table, which lists amounts actually earned from January 1 through December 31, 2008 and paid in 2009.

Long-Term Incentives

Our compensation program incorporates time-vested stock options and performance-vested restricted stock units (RSUs) to attract, retain, engage and focus key employees for the long term and the realization of compensation objectives.

Grants to executives of equity incentive compensation are determined by the Compensation Committee and are designed to align a portion of the executive compensation package with the long-term interests of the Company’s shareholders. As equity incentives have evolved, in 2005, the Company changed the mix of these equity incentives from 100% stock options to a mix of options and RSUs for the named executive officers, other than Mr. Freeland. Stock options are intended to promote shareholder alignment and hold executives accountable for generating shareholder return because they gain value only if the Company’s stock price increases. RSUs provide a share-efficient means for retaining top talent and promoting a long-term share owner perspective. Mercer has advised that an increasing migration from all stock options to a mix of options and RSUs is a market competitive practice within FARO’s peer group. Consistent with the Company’s entrepreneurial philosophy, the Compensation Committee and Mr. Freeland believe that it is important that all of Mr. Freeland’s long-term incentive awards be at risk, so that his long-term goals are directly aligned with the interests of the shareholders. Accordingly, all of Mr. Freeland’s long-term incentive awards are issued in the form of stock options.

The Compensation Committee approves, upon management recommendation, the grant of stock options and RSUs to eligible employees in amounts appropriate for an individual’s level of responsibility, ability to affect the achievement of overall corporate goals, individual performance, tenure, and potential. The Compensation Committee also reviews and considers all prior outstanding equity awards in order to assess the performance and retention incentive strength of these awards. The number of shares subject to each award is determined by establishing a target percentage of the executive’s base salary and multiplying that amount by the executive’s performance against individual strategic and performance goals attained for the prior year under the short-term incentive program. The number of stock options granted is determined using the Black-Scholes valuation model to convert the target dollar value into a number of stock options. The number of RSUs granted is determined by converting the target dollar value into a number of RSUs using the stock price at the time of determination.

In 2008, based in part upon the results of the peer group study, the Compensation Committee established the following target long-term award amounts for the named executive officers, expressed as a percentage of base salary: Mr. Freeland—150%, Mr. Bair—60%, Mr. West—75%, and Mr. Townsley—60%. As noted above, Mr. Freeland’s grant was made entirely in the form of stock options. The other named executive officers received a combination of stock options and RSUs in a ratio of 75% and 25%, respectively.

The exercise price of all stock options is based on the closing price of the Company’s stock on the date of grant. Options granted to executives vest in three annual installments.

RSUs granted to executives vest in three annual installments depending on the executive’s performance against individual strategic and performance goals attained under the short-term incentive program for the given year. The Compensation Committee may, however, at its discretion, reduce the amount of RSUs scheduled to vest based on its subjective assessment of the individuals’ performance in that year.

Beginning in 2008, the Compensation Committee established a policy to (i) grant stock options and other equity incentives for current employees annually on the second business day following the filing of the Company’s Annual Report on Form 10-K for the preceding year, which usually occurs in late February or early March of each year, and (ii) grant stock options and other equity incentives for newly hired individuals on the date of hire. The annual grant of stock options and other equity incentive awards is made without regard to the timing of the release of any other material information that may not be contained in the annual earnings release, as well as without regard to whether possible positive or negative information is contained in the annual earnings release. In 2009, the Compensation Committee did not adhere to this policy because it deemed it appropriate to take additional time to review the number of shares subject to, and the terms and conditions of, the option grants. The 2009 option awards were granted several days following the filing of the Company’s Annual Report on Form 10-K. The Compensation Committee set the exercise price, however, at the closing price of the Company’s common stock on the date the options would have been granted in accordance with the policy, which was greater than the closing price of the Company’s common stock on the date of grant.

In 2009, the Compensation Committee maintained the approved target long-term equity incentive amount of 150% of base salary for Mr. Freeland, to be issued as stock options. The target amount for Messrs. Bair, West, and Townsley is 75% of base salary, to be issued as a combination of stock options and RSUs in a ratio of 75% and 25%, respectively. As noted above, notwithstanding these target levels, the Compensation Committee adjusted the grant totals downward due to the present economy. Accordingly, the equity awards issued in 2009 represented a smaller percentage of salary from a value standpoint and covered a smaller number of shares than they otherwise would have under the Company’s grant guidelines.

Employment Agreements and Change-of-Control Severance Policy

The Company has entered into employment agreements with Messrs. Freeland and Bair that provide for severance and change of control benefits. The purpose of these employment agreements is to retain the executives during a time of an actual or threatened change in control and ensure that the executives are able to devote their entire attention to maximizing shareholder value and safeguarding employee interests. The executives are, however, at will employees. In order to promote consistency within the Company’s change in control arrangements, on April 2, 2009, the Compensation Committee approved an amendment to each of the employment agreements so that the change in control definition provided therein parallels the definition provided in the Control Severance Policy described below. This amendment requires the consummation of a qualifying merger or similar transaction, rather than shareholder approval of the transaction, in order to constitute a Change in Control, and excludes from the definition of Change in Control any sales of substantially all of the Company’s assets to an entity in which the Company’s shareholders hold at least 50% of the voting securities, rather than 75%, as originally provided in the employment agreements.

On November 7, 2008, the Company adopted a Change in Control Severance Policy that covers certain of our executives, including Messrs. Townsley and West. For more information on the employment agreements and the Change in Control Severance Policy, see Potential Payments Upon Termination or Change-in-Control on page 38 of this proxy statement.

Stock Ownership Guidelines

In February 2008, the Compensation Committee adopted stock ownership guidelines to directly align the interests of executive officers with the interests of the shareholders. Under these guidelines, the CEO is required to own stock having a value equal to five times his annual base salary and named executive officers are required to own stock having a value equal to two times their annual base salary. The minimum ownership requirements must be achieved within five years or the executive will be precluded from subsequent sales and transfer of shares and options awarded to the executive pursuant to the Long Term Incentive Plan.

Executive Benefits and Perquisites

The Company provides no perquisites and limits the other personal benefits provided to its named executive officers. The Company does not provide pension arrangements, post-retirement health coverage, or similar benefits for its executives.

The named executive officers participate in the Company’s Vice President and Above Life Insurance Plan and Executive Long-Term and Short-term Disability Plans. Under the Officer Life Insurance Plan, the Company pays all required premiums for life insurance on executive officers, which includes the named executive officers, until the executive officer reaches age 65. The named executive officers will also have a benefit of three (3) times their annual salary up to a maximum benefit of $750,000. After the age 65 benefits are reduced as follows:

•	35% reduction after the age of 65; and

•	An additional 25% of the original amount at the age of 70; and

•	An additional 15% of the original amount at the age of 75; and

•	Termination of the benefits after the age of 75

The Company’s Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of up to 60% of pre disability income with a maximum benefit of $15,000 per month paid up until the age of 65 or longer (depending on when the participant becomes disabled).

The named executive officers participate in various health and welfare programs generally available to all employees. All employees, including named executive officers, who participated in the Company’s 401(k) plan were eligible to receive a 50% match on each dollar of compensation deferred, up to a maximum of 6% of their compensation, not to exceed the maximum allowed by the IRS of $15,500.

Corporate Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s CEO and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Compensation Committee considers tax deductibility when making executive compensation decisions, but reserves the right to award compensation that is not fully tax deductible when viewed as necessary to accomplish other compensation program objectives. For 2008, all compensation for the Company’s named executive officers was deductible by the Company for federal income tax purposes as none of these individuals earned in excess of $1,000,000 in 2008.

Compensation Committee Report

The Compensation Committee has the overall responsibility of evaluating the performance and determining the compensation of the Chief Executive Officer and approving the compensation structure for the Company’s other executive officers. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2009 Annual Meeting of Shareholders for filing with the SEC.

                                Compensation Committee:

                                Stephen Cole (Chair)

                                John Caldwell

                                Hubert d’Amours

                                John Donofrio

                                Andre Julien

                                Marvin Sambur

                                Norman Schipper

Summary Compensation Table

The following table sets forth information concerning compensation paid to or earned by the Company’s named executive officers for the years ended December 31, 2008, December 31, 2007, and December 31, 2006.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)		Total ($)
Jay W. Freeland	2008	393,308	—		—	159,444	75,000	10,321		627,752
President and Chief Executive Officer	2007	357,116	20,000	(2)	—	139,778	180,000	6,581		696,894
	2006	324,477	—		—	—	160,485	3,904		484,962

Keith S. Bair	2008	212,692	—		84,913	26,308	31,820	10,051		355,733
Senior Vice President and Chief Financial Officer	2007	200,000	—		67,667	—	76,000	6,893		343,667
	2006	102,019	—		—	—	35,576	1,526		137,595

John E. Townsley	2008	258,462	—		43,139	29,497	39,744	9,979		370,842
Senior Vice President of Human Resources	2007	158,654	—		—	36,911	59,000	127,747	(6)	382,161
	2006	—	—		—	—	—	—		—

James K.West	2008	247,077	—		47,423	36,274	36,952	9,975		367,726
Chief Technology Officer	2007	228,576	—		41,182	42,196	83,160	6,595		395,114
	2006	208,968	—		32,241	—	72,778	3,733		313,987

(1)	Salaries are adjusted each year in February. The amounts in this column represent actual amounts earned in 2008 and will differ from the base salary amounts discussed in the Compensation Discussion and Analysis.

(2)	Amount represents a discretionary cash bonus awarded to Mr. Freeland by the Compensation Committee.

(3)

The amounts in this column represent the compensation cost for awards of restricted stock units recognized by the Company in the applicable year for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed were determined in accordance with FAS 123R. The dollar value recognized for restricted stock unit awards includes amounts from awards granted in 2005, 2007 and 2008. The assumptions used in the calculation of these amounts are set forth in Notes 14 and 16 to the Company’s Consolidated Financial Statements in its Annual

Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2007, respectively, filed with the Securities Exchange Commission.

(4)	The amounts in this column represent the compensation cost for awards of stock options recognized by the Company for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of these awards and the amounts expensed were determined in accordance with FAS 123R. The assumptions used in the calculation of these amounts are set forth in Notes 14 and 16 to the Company’s Consolidated Financial Statements in its Annual Reports on Form 10-K for the fiscal years ended December 31, 2008 and 2007, filed with the Securities Exchange Commission.

(5)	The amounts shown in this column reflect the named executive officer’s annual short-term incentive awards, which represent cash payments made in March 2009 for 2008 performance, as described in the Compensation Discussion and Analysis.

(6)	Includes $127,596 of reimbursement for relocation expenses in 2007.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table summarizes grants of plan-based awards made to each of the named executive officers during 2008:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay W. Freeland			200,000
	3/12/2008							40,000	31.06	574,000

Keith S. Bair			86,000
	3/12/2008					900			31.06	27,954
	3/12/2008							6,600	31.06	94,170

John E.Townsley			104,000
	3/12/2008					5,000			31.06	155,300
	3/12/2008							7,400	31.06	106,190

James K. West			100,000
	3/12/2008					1,200			31.06	37,272
	3/12/2008							9,100	31.06	130,585

(1)	Reflects potential target payout opportunities under the Company’s short-term incentive award program. The short-term incentive award program does not provide threshold or maximum opportunities. The actual amount earned by each named executive officer is reported under the Non-Equity Plan Compensation column in the Summary Compensation Table. Additional information about the Company’s short-term incentive award program is included in the Compensation Discussion and Analysis.

(2)	Reflects target payouts for restricted stock units granted under the 2004 Plan. Additional information about the restricted stock units is included in the Compensation Discussion and Analysis.

(3)	Reflects stock options granted under the 2004 Plan, as described in the Compensation Discussion and Analysis.

(4)	The grant date fair value of the awards is determined pursuant to FAS 123R.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information on outstanding option and stock awards held by the named executive officers as of December 31, 2008.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jay W. Freeland	40,000			19.38	12/5/2015
	50,000			24.50	11/14/2014
	13,333	26,667	(4)	24.36	03/04/2017
		40,000	(2)	31.06	03/12/2015
Keith S. Bair		6,600	(2)	31.06	03/12/2015
						900	(3)	15,174
						6,667	(6)	112,406
John E. Townsley	3,333	6,667	(5)	33.21	05/13/2017
		7,400	(2)	31.06	03/12/2015
						5,000	(3)	84,300
James K. West	6,900			27.40	02/09/2014
	3,963			22.28	08/12/2015
	4,025	8,050	(4)	24.36	03/04/2017
						1,200	(3)	20,232
		9,100	(2)	$31.06	03/12/2015

(1)	Based on the closing price of the Company’s stock of $16.86 on December 31, 2008, as reported on the NASDAQ Global Exchange.

(2)	These stock options vest in three equal annual installments beginning March 12, 2009.

(3)	These RSUs vest in three equal annual installments beginning March 12, 2009, based on the attainment of performance criteria as described in the Compensation Discussion and Analysis.

(4)	These stock options vest in three equal annual installments beginning March 5, 2008.

(5)	These stock options vest in three equal annual installments beginning May 14, 2008.

(6)	These RSUs vest in three equal annual installments beginning March 5, 2008, and are subject to performance criteria as described in the Compensation Discussion and Analysis.

Option Exercises and Stock Vested in Fiscal Year 2008

This table summarizes amounts received in fiscal year 2008 upon exercise of stock options and vesting of RSUs for the named executive officers during the year ended December 31, 2008.

Name	Stock Awards
	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Jay W. Freeland	—	—
Keith S. Bair	3,167	92,096
John E.Townsley	—	—
James K. West	1,902	33,304

Pension Benefits

The Company does not provide pension arrangements for its executives or employees.

Nonqualified Deferred Compensation for Fiscal Year 2008

The Company does not provide any nonqualified defined contribution or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements with Messrs. Freeland and Bair. The Company entered into amended and restated employment agreements with each of Messrs. Freeland and Bair on November 7, 2008. Pursuant to these employment agreements, in the event that the executive’s employment with the company is terminated by the company without “cause” or by him for “good reason,” the executive shall receive:

•	a lump sum payment of all earned but unpaid compensation through the date of such termination;

•

severance in an amount equal to his base salary plus the average of the annual cash bonus awarded to the executive during the last three completed fiscal years of the Company, payable in installments for one year following such termination;

•	accelerated vesting of all of the executive’s equity awards; and

•	continued coverage under the Company’s “employee welfare benefit plans” for up to twelve months following such termination.

The employment agreements also provide that, upon a change of control of the Company, the executive will be entitled to:

•	accelerated vesting of his outstanding unvested equity awards; and

•

a lump sum payment equal to (i) 2.99 times his base salary, in the case of Mr. Freeland, and (ii) one times his base salary, plus the average of the annual cash bonuses that he received during the last three completed fiscal years of the Company, plus, if he has not received an annual cash bonus during the fiscal year in which the change in control occurs, a cash payment equal to a prorated portion of the average annual cash bonus awarded to him during the last three completed fiscal years of the Company, in the case of Mr. Bair.

Under the terms of the employment agreements, if the surviving entity in a change on control transaction requests Mr. Freeland and/or Mr. Bair to remain employed by the surviving entity on substantially the same terms, the Company will make the change of control payment on the first anniversary of such change of control, provided that he remains employed by the surviving entity during that year. As defined in these employment agreements, “cause” means (i) an act of fraud or embezzlement against the Company or acceptance of a bribe or kickback, (ii) the conviction or a plea of no contest of a felony or of a crime involving fraud, dishonesty, violence or moral turpitude, (iii) willful and continued refusal to substantially perform assigned duties (other than any refusal resulting from incapacity due to physical or mental illness or disability), and (iv) willful engagement in gross misconduct materially and demonstrably injurious to the Company. “Good Reason” means (i) a material breach by the Company of its obligations under the employment agreement, which breach is not cured within ten days after written notice, (ii) a reduction in the executive’s current base annual salary, (iii) a material reduction in benefits (except consistent with a general reduction of such benefits to executives of the Company as a whole), (iv) an ongoing material and substantial diminution in the executive’s duties not consistent with that of an executive with his position and duties, and (v) relocation of the executive’s principal office to a location more than 25 miles from the Company’s headquarters.

Change in Control Severance Policy. Messrs. West and Townsley are covered by the Change in Control Severance Policy adopted by the Company on November 7, 2008. Pursuant to the terms of this policy, if, within twelve months following the occurrence of a change in control, the executive’s employment with the Company is terminated without cause or the executive resigns for good reason, he is entitled to receive:

•

a lump sum cash payment equal to the sum of (i) the executive’s highest annual rate of base salary during the twelve month period immediately prior to his date of termination, plus (ii) the average of the annual cash bonus awarded to the executive during the last three completed fiscal years of the Company;

•

if the executive has not received an annual cash bonus during the fiscal year in which his employment is terminated, a cash payment equal to a prorated portion of the average annual cash bonus awarded to him during the last three completed fiscal years of the Company; and

•	continuation of group medical and life insurance coverage for the executive (and his eligible dependents) for 12 months following the date of termination; and

•

a gross-up payment to cover any excise taxes imposed under Section 280G of the Internal Revenue Code provided that the executive’s change-of-control payments exceed the excise tax threshold amount of by more than 10%. Otherwise, such payments would be reduced below the threshold.

As defined in the policy, “cause” means (i) the failure to perform substantially his duties (excluding any such failure resulting from the participant’s disability), (ii) engagement in illegal conduct or gross misconduct that is materially injurious to the Company, (iii) engagement in conduct or misconduct that materially harms the reputation or financial position of the Company, (iv) obstruction of, or failure to materially cooperate with, an “investigation” (as defined in the policy), (v) conviction of, or plea of nolo contondere to, a felony or of a crime involving fraud, dishonesty, violence or moral turpitude, (vi) being found liable in any SEC or other civil or criminal securities law action, (vii) commission of an act of fraud or embezzlement against the Company, or (viii) accepting a bribe or kickback. “Good Reason” means (i) an ongoing material diminution in the participant’s duties or responsibilities that is inconsistent in any material and adverse respect with the participant’s position, duties, or responsibilities with the Company immediately prior to the change in control, excluding a change in duties or responsibilities as a result of the Company no longer being a publicly traded entity; (ii) a reduction in the participant’s annual base salary as in effect immediately prior to such change in control; (iii) a material reduction in the participant’s cash bonus opportunities in the aggregate under the Company’s applicable incentive plan, as in effect from immediately prior to such change in control; (iv) relocation of more than fifty (50) miles from the office where the participant is located at the time of the change in control; (v) a material reduction in the benefits (including retirement, Company-paid insurance, sick leave, expense reimbursement and vacation time) in which the participant participated immediately prior to such change in control; or (vi) the failure of an acquiring company to assume the obligations under the policy.

Payments in Connection with a Termination of Employment. The table below presents estimates of the amounts of compensation that would be payable to each named executive officer upon his termination of employment without cause or resignation for good reason, or upon his death or disability, as of December 31, 2008. The actual amounts to be paid can only be determined at the time of a termination of employment. The amounts in the table exclude distributions under our 401(k) retirement plan that is generally available to all salaried employees.

	Termination of Employment without Cause or for Good Reason (in connection with a Change in Control)		Termination of Employment without Cause or for Good Reason (not in connection with a Change in Control)		Death(8)	Disability(9)
Jay Freeland
Cash Payment(s)	$1,732,224	(1)	$536,224	(2)	$750,000	$142,000
Equity Acceleration(3)	—		—		—	—
Health Benefits(4)	7,548		7,548		—	—
Total	1,739,772		543,772		750,000	142,000

Keith Bair
Cash Payment(s)	597,364	(1)	270,788	(2)	645,000	116,500
Equity Acceleration(3)	127,580		127,580		127,580	127,580
Health Benefits(4)	18,055		18,055		—	—
Total	742,999		416,423		772,580	244,080

John Townsley
Cash Payment(s)	378,000	(5)	—		750,000	130,000
Equity Acceleration(3)	84,300		—		84,300	84,300
Health Benefits(6)	21,765		—		—	—
280G Gross-Up(7)	—		—		—	—
Total	484,065		—		834,300	214,300

James West
Cash Payment(s)	405,938	(5)	—		750,000	121,300
Equity Acceleration(3)	20,232		—		20,232	20,232
Health Benefits(6)	20,842		—		—	—
280G Gross-Up(7)	—		—		—	—
Total	447,012		—		770,232	141,532

(1)	Reflects an amount equal to (i) the executive’s base salary plus the average of the annual cash bonus awarded to the executive during the last three completed fiscal years of the Company, payable in installments over 12 months, plus (ii) a lump sum payment equal to 2.99 times his base salary, in the case of Mr. Freeland, and one times his base salary, plus the average of the annual cash bonuses that he received during the last three completed fiscal years of the Company, plus, if he has not received an annual cash bonus during the fiscal year in which the change in control occurs, a cash payment equal to a prorated portion of the average annual cash bonus awarded to him during the last three completed fiscal years of the Company, in the case of Mr. Bair.

(2)	Reflects an amount equal to the executive’s base salary plus the average of the annual cash bonus awarded to the executive during the last three completed fiscal years of the Company, payable in installments over 12 months.

(3)	All equity awards granted to Messrs. Freeland and Bair become fully vested and exercisable in the event of their termination of employment. All restricted stock units granted to Messrs. Bair, Townsley and West become fully vested in the event of their termination of employment by reason of their death or disability. All equity awards become fully vested in the event of a change in control. Amounts reflect the value of such awards using the closing stock price of the Company’s common stock on December 31, 2008 of $16.86. For purposes of this calculation, outstanding unvested options having an exercise price greater than the Company’s stock price as of December 31, 2008 have a value of $0.

(4)	Reflects the value of continued coverage to the executive under the Company’s “employee welfare benefit plans” for 12 months.

(5)	Reflects a lump sum cash payment equal to (A) the sum of (i) the executive’s highest annual rate of base salary during the twelve month period immediately prior to his date of termination, plus (ii) the average of the annual cash bonus awarded to the executive during the last three completed fiscal years of the Company; and (B) if the executive has not received an annual cash bonus during the fiscal year in which his employment is terminated, a cash payment equal to a prorated portion of the average of the annual cash bonus awarded to him during the last three completed fiscal years of the Company.

(6)	Reflects the value of continued group medical and life insurance coverage for the executive (and his eligible dependents) for 12 months following the date of termination.

(7)	Pursuant to the change of control severance policy, the executive is entitled to a gross-up payment to cover any excise taxes imposed under Section 280G of the Internal Revenue Code if his parachute payments exceed the excise tax threshold amount of Section 280G by more than 10%. Otherwise, such payments would be reduced below the threshold.

(8)	Reflects a payment equal to 3x annual base salary with a maximum of $750,000, pursuant to the terms of the Vice President and Above Life Insurance Plan.

(9)	Reflects a payment equal to one year of benefits, pursuant to the terms of the Executive Long-Term and Short-term Disability Plan.

Payments in Connection with a Change in Control. The table below presents estimates of the amounts of compensation payable to Messrs. Freeland and Bair upon the occurrence of a change in control as of December 31, 2008, regardless of whether they incur a subsequent termination of employment. The actual amounts to be paid can only be determined at the time of a change in control.

Jay Freeland
Cash(1)	$1,196,000
Equity Acceleration(3)	0
Total	1,196,000

Keith Bair
Cash(2)	$326,576
Equity Acceleration(3)	127,580
Total	454,156

John Townsley
Equity Acceleration(3)	$84,300
Total	84,300

James West
Equity Acceleration(3)	$20,232
Total	20,232

(1)	Reflects a cash payment equal to 2.99 times his base salary, payable in a lump sum.

(2)	Reflects a cash payment equal to one times his base salary, plus the average of the annual cash bonuses that he received during the last three completed fiscal years of the Company, plus, if he has not received an annual cash bonus during the fiscal year in which the change in control occurs, a cash payment equal to a prorated portion of the average annual cash bonus awarded to him during the last three completed fiscal years of the Company, payable in a lump sum.

(3)	All equity awards become fully vested and exercisable in the event of a change in control. Amounts reflect the value of such awards using the closing stock price of the Company’s common stock on December 31, 2008, $16.86. For purposes of this calculation, outstanding unvested options having an exercise price greater than the Company’s stock price as of December 31, 2008, have a value of $0.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 13, 2009 (except as noted in the footnotes below) by each of the Company’s directors, each of the named executive officers, all of the Company’s directors and executive officers as a group, and each person known to the Company to own beneficially more than 5% of the Company’s common stock. The percentage of beneficial ownership is based on 16,750,213 shares of common stock outstanding as of April 13, 2009.

To our knowledge, except as noted in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise noted in the footnotes below, the address of each beneficial owner is in care of FARO Technologies, Inc., 250 Technology Park, Lake Mary, Florida 32746.

Beneficial Ownership Table

Name of Beneficial Owner	Number of Shares	Percent
Simon Raab, Ph.D.(1)	910,562	5.4%
Jay W. Freeland(2)	135,039	*
Andre Julien(3)	54,039	*
James K. West(4)	24,514	*
Stephen R. Cole(5)	19,514	*
John Caldwell(6)	15,839	*
Hubert d’Amours(7)	12,665	*
John E. Townsley(8)	10,077	*
Keith S. Bair(9)	8,905	*
Norman H. Schipper, Q.C.(10)	6,531	*
Marvin R. Sambur, Ph.D.(11)	5,135	*
John Donofrio(12)	2,133	*
All directors and executive officers as a group (12 persons)(13)	1,204,655	7.1%

Columbia Wanger Asset Management, L.P.(14)	1,335,000	8.0%
Royce & Associates, LLC(15)	1,319,287	7.9%
T. Rowe Price Associates, Inc(16)	1,276,800	7.6%
Lord Abbett & Co. LLC(17)	1,115,849	6.7%
Barclays Global Fund Advisors(18)	1,083,481	6.5%
Wentworth, Hauser & Violich, Inc.(19)	1,033,883	6.2%
Franklin Resources, Inc.(20)	965,537	5.8%
Bank of America Corporation(21)	962,143	5.7%

*	Represents less than one percent of the Company’s outstanding common stock.

(1)	Includes 694,041 shares held by Xenon Research, Inc., which is owned by Mr. Raab and his spouse.

(2)	Includes options to purchase (i) 50,000 shares at $24.35 per share, (ii) 40,000 shares at $19.38 per share, (iii) 26,666 shares at $24.36 per share, and (iv) 13,333 shares at $31.06 per share that are currently exercisable. Does not include options to purchase (i) 13,333 shares at $24.36 per share, (ii) 26,667 shares at $31.06 per share, and (iii) 60,000 shares at $13.04 that are not exercisable within 60 days of April 13, 2009.

(3)	Includes options to purchase (i) 3,000 shares at $4.88 per share, (ii) 3,000 shares at $3.13 per share, (iii) 3,000 shares at $2.57 per share, (iv) 24,000 shares at $2.49 per share, (v) 3,000 shares at $4.42 per share, and (vi) 3,000 shares at $21.56 per share that are exercisable currently. Also includes 1,467 shares of restricted stock that will vest within 60 days of April 13, 2009. Does not include 2,201 shares of restricted stock that will not vest within 60 days of April 13, 2009.

(4)	Includes options to purchase (i) 6,900 shares at $27.40 per share (ii) 3,963 shares at $22.28 per share, and (iii) 8,050 shares at $24.36 per share, and (iv) 3,033 shares at $31.06 per share that are currently exercisable. Does not include options to purchase (i) 4,025 shares at $24.36 per share, (ii) 6,067 shares at $31.06 per share, and (iii) 14,951 shares at $13.04 per share that are not exercisable within 60 days of April 13, 2009. Does not include 3,496 restricted stock units that represent a contingent right to receive one share of common stock per restricted stock unit that will not vest within 60 days of April 13, 2009.

(5)	Includes options to purchase (i) 3,000 shares at $2.57 per share, (ii) 3,000 shares at $4.42 per share, and (iii) 3,000 shares at $21.56 per share that are exercisable currently. Also includes 1,466 shares of restricted stock that will vest within 60 days of April 13, 2009. Does not include 2,935 shares of restricted stock that will not vest within 60 days of April 13, 2009. Includes 490 shares held by Shanklin Investments in trust for Mr. Cole, who holds such shares in trust from Snow Powder Ridge Limited, a company owned by Mr. Cole’s wife.

(6)	Includes options to purchase (i) 3,000 shares at $1.61 per share, (ii) 3,000 shares at $4.42 per share, and (iii) 3,000 shares at $21.56 per share that are exercisable currently or within 60 days of April 13, 2009. Also includes 1,466 shares of restricted stock that will vest within 60 days of April 13, 2009. Does not include 2,935 shares of restricted stock that will not vest within 60 days of April 13, 2009.

(7)	Includes options to purchase 3,000 shares at $21.56 per share that are exercisable currently. Also includes 1,466 shares of restricted stock that will vest within 60 days of April 13, 2009. Does not include 2,935 shares of restricted common stock that will not vest within 60 days of April 13, 2009.

(8)	Includes options to purchase (i) 6,666 shares at $33.21 per share and (ii) 2,467 shares at $31.06 per share that are currently exercisable. Does not include options to purchase (i) 3,334 shares at $33.21 per share, (ii) 4,933 shares at $31.06 per share and (iii) 14,556 shares at $13.04 per share that are not exercisable within 60 days of April 13, 2009. Does not include 6,212 restricted stock units that represent a contingent right to receive one share of common stock per restricted stock unit that will not vest within 60 days of April 13, 2009.

(9)	Includes options to purchase 2,200 shares at $31.06 per share that are current exercisable. Does not include options to purchase 4,400 shares at $31.06 per share and 12,126 shares at $13.04 per share that are not exercisable within 60 days of April 13, 2009. Does not include 6,221 restricted stock units that represent a contingent right to receive one share of common stock per restricted stock unit that will not vest within 60 days of April 13, 2009.

(10)	Includes options to purchase 3,000 shares at $21.56 per share that are exercisable currently . Also includes 1,466 shares of restricted stock that will vest within 60 days of April 13, 2009. Does not include 2,935 shares of restricted stock that will not vest within 60 days of April 13, 2009. Includes 1,000 shares held indirectly by Mr. Schipper through a Registered Retirement Income Fund.

(11)	Includes 733 shares of restricted stock that will vest within 60 days. Does not include 2,601 shares of restricted stock that will not vest within 60 days of April 13, 2009.

(12)	Does not include 2,267 shares of restricted stock that will not vest within 60 days of April 13, 2009.

(13)	Includes options to purchase 226,278 shares that are exercisable currently. Also includes 8,064 shares of restricted stock that will vest within 60 days of April 13, 2009.

(14)	The number of shares reported is based on the Schedule 13G/A filed with the SEC on February 6, 2009 jointly by Columbia Wanger Asset Management, L.P. (“Columbia”) and Columbia Acorn Trust (“CAT”). The address of each of the reporting persons is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. According to the Schedule 13G/A, Columbia is the investment advisor to CAT and has sole voting and dispositive power of the shares reported.

(15)	The number of shares reported is based on the Schedule 13G/A filed with the SEC on January 23, 2009 by such shareholder. The shareholder’s address is 1414 Avenue of the Americas, New York, NY 10019. According to the Schedule 13G/A, Royce & Associates, LLC has sole voting and dispositive power with respect to 1,319,287 shares. Royce & Associates, LLC manages Royce Value Plus Fund, an investment company, that has an interest of 1,284,700 shares of the Company’s common stock.

(16)	The number of shares reported is based on the Schedule 13G filed with the SEC on February 11, 2009 jointly by T. Rowe Price Associates, Inc. (“Associates”) and T. Rowe Price New Horizons Fund, Inc. (“Horizons”). The address of each reporting person is 100 E. Pratt Street, Baltimore, Maryland 21202. The 13G filing reports that Associates has sole voting power with respect to 73,700 shares and sole dispositive power with respect to 1,276,800 shares of Company’s common stock, and that Horizons has sole voting power with respect to 1,200,000 shares.

(17)	The number of shares reported is based on the Schedule 13G/A filed with the SEC on February 13, 2009 by such shareholder. The shareholder’s address is 90 Hudson Street, Jersey City, NJ 07302. The filing reports that such shareholder has sole voting power with respect to 947,842 shares and sole dispositive power with respect to 1,115,849 shares of Company’s common stock. According to the Schedule 13G/A, the shares reported are held on behalf of investment advisory clients of the reporting person.

(18)

The number of shares reported is based on the Schedule 13G filed with the SEC on February 6, 2009 jointly by Barclays Global Investors, NA (“Investors”), Barclays Global Fund Advisors (“Advisors”), Barclays Global Investors, Ltd (“Ltd”), Barclays Global Investors Japan Limited (“Japan”), Barclays Global Investors Canada Limited (“Canada”), Barclays Global Investors Australia Limited (“Australia”), and Barclays Global Investors (Deutschland) AG (“Germany”). The address of Investors and Advisors is 400 Howard Street, San Francisco, California 94105; the address of Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH; the address of Japan is Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402, Japan; the address of Canada is Brookfield Place, 161 Bay Sreet, Suite 2500, PO Box 614, Toronto, Ontario M5J 2S1, Canada; the address of Australia is Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220; the address of Germany is Apianstrasse 6, D-85774, Unterfohring, Germany. The 13G/A filing reports that Investors has sole voting power with respect to 304,954 shares and sole dispositive power with respect to 375,893 shares; Advisors has sole voting power with respect to 506,285 shares and sole dispositive power with respect to 696,284 shares; Ltd has sole voting power with respect to 735 shares and sole dispositive power with respect to 11,304 shares.

(19)	The number of shares reported is based on the Schedule 13G filed with the SEC on February 17, 2009 by such shareholder. The shareholder’s address is 301 Battery Street, Suite 400 San Francisco CA 94111. The filing reports that such shareholder has sole voting and dispositive power with respect to 1,033,883 shares of the Company’s common stock.

(20)	The number of shares reported is based on the Schedule 13G/A filed with the SEC on February 6, 2009 jointly by Franklin Resources, Inc. (“Franklin”), Charles B. Johnson, Rupert H. Johnson, and Franklin Templeton Portfolio Advisors, Inc. (“Advisors”). The address of each reporting person is One Franklin Parkway, Building 920, San Mateo CA 94403. According to the Schedule 13G/A, the shares are held by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin. Investment management contracts grant to such subsidiaries all investment and/or voting power over the securities owned by such investment management clients. The Schedule 13G/A reports that Franklin has sole voting and dispositive power over 465,100 shares and that Advisors has sole voting and dispositive power over 500,437 shares. Charles B. Johnson and Rupert H. Johnson each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin.

(21)

The number of shares reported is based on the Schedule 13G filed with the SEC on February 12, 2009 jointly by Bank of America Corporation (“BofA”), NB Holdings Corporation (“NB”), BAC North America Holding Company (“BAC”), BANA Holding Corporation (“BANA”), Bank of America, N.A. (“N.A.”), Columbia Management Group, LLC (“Group”), Columbia Management Advisors, LLC (“Advisors”), Banc of America Securities Holding Corporation (“Holdings”), Banc of America Securities LLC (“Securities”), and Banc of America Investment Advisors, Inc (“Investment”). The address of each reporting person is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255. According to the Schedule 13G, BofA and NB each have shared voting power with respect to 646,108 shares and shared dispositive power with respect to 962,143 shares; BAC and BANA each have shared voting power with respect to 644,723 shares and shared dispositive power with respect to 960,758 shares; N.A. has sole voting power with respect to 253 shares, shared voting power with respect to 644,470 shares, sole dispositive power with respect to 253 shares, and shared dispositive power with respect to 960,505 shares; Group has shared voting power with respect to 605,715 shares and shared dispositive power with respect to 960,155 shares; Advisors has sole voting power with respect to 605,715 shares, sole dispositive power with respect to 955,456 shares and shared dispositive power with respect to 4,699 shares; Holdings has shared voting and dispositive power with respect to 1,385 shares; Securities has sole voting and dispositive power with respect to 1,385 shares; and Investment has shared voting power with respect to 38,755 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board of Directors has adopted a Statement of Policy and Procedures with respect to Related Person Transactions, which sets forth in writing the policies and procedures for the review, approval or ratification of any transaction (or any series of similar transactions) in which the Company, including any of its subsidiaries, were, are or will be a participant, in which the amount involved exceeds $10,000, and in which any related person had, has or will have a direct or indirect material interest. For purposes of the policy, a “related person” is:

•	Any person who is, or at any time since the beginning of our last fiscal year was, our executive officer or director or a nominee to become one of our directors;

•	Any stockholder beneficially owning in excess of 5% of our outstanding common stock;

•	Any immediate family member of any of the foregoing persons; or

•	Any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in which such person has a 10% or greater beneficial ownership interest.

Other than a transaction involving compensation, including the grant of equity awards, that is approved by our Board of Directors or Compensation Committee, we will only consummate or continue a related person transaction if it has been approved or ratified by our Audit Committee in accordance with the guidelines set forth in the policy.

Our Board of Directors has charged the Audit Committee with reviewing and approving related person transactions. Prior to the approval of, entry into, or amendment to a related person transaction, our Audit Committee reviews the proposed transaction and considers all relevant facts and circumstances, including:

•	The benefits to the Company from the transaction;

•	The impact on the independence of the members of the Board of Directors, if applicable;

•	The availability of unrelated parties to perform similar work for a similar price in a similar timeframe;

•	The terms of the proposed transaction; and

•	The terms available to unrelated third parties or employees generally.

The Audit Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and our stockholders. The Audit Committee may approve a proposed related person transaction if it finds that it has been fully apprised of all significant conflicts that may exist or otherwise may arise on account of the transaction, and it nonetheless believes that we are warranted in entering into the related person transaction, and the Audit Committee has developed an appropriate plan to manage the potential conflicts of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of their security ownership and changes in such ownership with the SEC. Officers, directors and ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the 16(a) forms furnished to us in 2008 and certifications from our executive officers and directors that no other reports were required for such persons, we believe that all of our directors and executive officers complied with the Section 16(a) filing requirements during the year ended December 31, 2008, except for the following forms, which were filed late: (i) a Form 4 reporting purchases of common stock made by Marvin Sambur in the following amounts and on the following dates – 300 shares on May 21, 2008, 322 shares on June 2, 2008, 178 shares on June 2, 2008, and 1036 shares on November 25, 2008; and (ii) a Form 4 reporting a sale of 4,000 shares of common stock by Andre Julien on March 18, 2008.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Pursuant to SEC rules, multiple shareholders sharing the same address who hold their stock through a bank, broker, or other holder of record may receive a single copy of the Company’s annual report to shareholders and this Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and this Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling the Company at (407) 333-9911 or by sending a written request addressed to FARO Technologies, Inc., Attention: Secretary, 250 Technology Park, Lake Mary, Florida, 32746. In addition, any shareholder who wants to receive separate copies of the proxy statement or the annual report to shareholders in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR RECEIPT OF 2010 SHAREHOLDER PROPOSALS

If a shareholder wants to have a proposal formally considered at the 2010 Annual Meeting of Shareholders and included in the Company’s proxy statement for that meeting pursuant to SEC Rule 14a-8, the Company must receive the proposal in writing on or before December 14, 2009 and the proposal must comply with SEC rules; provided, however, that if the date of the Company’s 2010 Annual Meeting of Shareholders is more than 30 days before or after May 14, 2010 (the anniversary date of the 2009 Annual Meeting of Shareholders), the deadline will be a reasonable time before the Company begins to print and send its proxy materials to shareholders.

In addition, if a shareholder wants to make a proposal for consideration at the 2010 Annual Meeting of Shareholders other than pursuant to SEC Rule 14a-8, the shareholder must comply with the advance notice provisions and other requirements set forth in the Company’s Bylaws. Under the Company’s Bylaws, the Company must receive the proposal not less than 60 days nor more than 90 days prior to the annual meeting of shareholders, provided, however, that if the Company gives less than 70 days’ notice or public disclosure of the date of the annual meeting of shareholders, the Company must receive the proposal not later than the close of business on the tenth day after the Company gives notice or public disclosure of the annual meeting. Assuming that the 2010 Annual Meeting of Shareholders is held on May 13, 2010 and the Company gives at least 70 days’ notice or public disclosure of the date of the meeting, the Company must receive the proposal on or before March 14, 2010.

If the Company does not receive a shareholder proposal by the appropriate deadline and in compliance with applicable requirements, then such proposal may not be brought before the 2010 Annual Meeting of Shareholders.

2008 ANNUAL REPORT

On February 27, 2009, the Company filed with the SEC our Annual Report on Form 10-K for the year ended December 31, 2008. Copies of our 2008 Annual Report on Form 10-K may be obtained without charge by writing to: FARO Technologies, Inc., Attention: Investor Relations, 250 Technology Park, Lake Mary, Florida 32746; by accessing our website at www.faro.com and first clicking “Investors” and then “Corporate Governance, or by accessing the SEC’s EDGAR database at www.sec.gov.

By Order of the Board of Directors

April 13, 2009

Appendix A

FARO TECHNOLOGIES, INC.

2009 EQUITY INCENTIVE PLAN

Section 1. Purpose

The purpose of the FARO Technologies, Inc. 2009 Equity Incentive Plan (the “Plan”) is to promote the best interests of FARO Technologies, Inc. (together with any successor thereto, the “Company”) and its shareholders by providing Employees and non-employee directors of the Company and its Affiliates (as defined below) with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those Employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

Section 2. Definitions

As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means the occurrence of any one of the following events:

(i) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board or other governing body or entity of the Company, its successor or survivor, provided that any person becoming a director subsequent to the Effective Date but prior to any Change in Control, whose election or nomination for election was approved or recommended by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination), shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) any person is or becomes an owner or beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities eligible to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below), (E) pursuant to any acquisition by a Non-Employee Director or Covered Executive or any group of persons including a Non-Employee Director or Covered Executive (or any entity controlled by the Non-Employee Director or Covered Executive or any

group of persons including the Non-Employee Director or Covered Executive), or (F) through a transaction (other than one described in subsection (iii) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this subsection (ii);

(iii) the consummation of a merger, consolidation, statutory share exchange, reorganization, sale of all or substantially all the Company’s assets or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) at least 50% of the total voting power of the corporation or other entity resulting from, or succeeding to the interests of the Company in, such Business Combination (or, if applicable, the ultimate parent entity that has the power to elect a majority of the directors of such corporation or other entity) (the “Surviving Corporation”) is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation) is or becomes the owner or beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (A) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company or its affiliates which reduces the number of Company Voting Securities outstanding; provided, that if after the consummation of such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur and (B) with respect to an Award that is considered deferred compensation subject to Code Section 409A, if the definition of Change in Control results in the payment of such Award, then such definition shall be amended to the minimum extent necessary, if at all, so that the definition satisfies the requirements of a change of control under Code Section 409A.

For purposes of this Change in Control definition, “corporation” shall include any limited liability company, partnership, association, business trust and similar organization, and “board of directors” shall refer to the ultimate governing body of such organization and “director” shall refer to any member of such governing body.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to a specific provision of the Code shall also be deemed a reference to any successor provision thereto.

(g) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(h) “Committee” shall mean a committee of the Board designated by the Board to administer the Plan and comprised solely of not less than two directors, each of whom will be a “non-employee director” within the meaning of Rule 16b-3 and each of whom will be an “outside director” within the meaning of Section 162(m)(4)(C) of the Code; provided that the mere fact that the Committee shall fail to qualify under the foregoing requirements shall not invalidate any Award made by the Committee that is otherwise validly made under the Plan, unless the Committee is aware at the time of the Award’s grant of the Committee’s failure to so qualify.

(i) “Covered Executive” shall mean each employee of the Company or any Subsidiary who, on the date a Change in Control occurs, is covered by the Company’s Change in Control Severance Policy (as identified in the Company’s Change in Control Severance Policy) or any successor policy thereto.

(j) “Dividend Equivalent” shall mean a right, granted to a Participant under the Plan, to receive cash or Shares equal to the cash dividends paid with respect to a specified number of Shares.

(k) “Effective Date” has the meaning assigned such term in Section 10.

(l) “Employee” shall mean any employee of the Company or any Subsidiary.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, including, without limitation, any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(o) “Fair Market Value” shall mean, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Shares are not listed on a securities exchange, the mean between the bid and offered prices as quoted by the applicable interdealer quotation system for such date, provided that if the Shares are not quoted on such interdealer quotation system or it is determined that the fair market value is not properly reflected by such quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(p) “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be a provided to the grantee within a reasonable time after the Grant Date.

(q) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code.

(r) “Non-Employee Director” shall mean a member of the Board of Directors of the Company who is not an employee of the Company or any Affiliate.

(s) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Participant” shall mean a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 6(f)(v) the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(v) “Performance Goals” shall mean each of, or a combination of one or more of, the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Revenue;

(ii) Gross margin;

(iii) EBITDA;

(iv) Return on equity;

(v) Return on investment;

(vi) Return on capital employed;

(vii) Return on net assets;

(viii) Return on revenues;

(ix) Operating income;

(x) Performance value added (as defined by the Committee at the time of selection);

(xi) Pre-tax profits;

(xii) Net income;

(xiii) Net income per Share;

(xiv) Working capital as a percent of net revenues;

(xv) Net cash provided by operating activities;

(xvi) Market price per Share;

(xvii) Total shareholder return;

(xviii) Key operational measures, which shall be deemed to include new customer origination, customer penetration, customer satisfaction, employee safety, market share, plant utilization, cost containment, and cost structure reduction.

(xix) Cash flow or cash flow per share;

(xx) Net asset value or net asset value per share;

(xxi) Production volumes; and

(xxii) Product and technology developments and improvements

measured in each case for the Performance Period for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company, where appropriate, and/or for any other business unit or units of the Company or any Affiliate, where appropriate, as defined by the Committee at the time of selection; provided that it shall only be appropriate to measure net earnings per Share and market price per Share on a consolidated basis. Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(w) “Performance Period” shall mean, in relation to Performance Shares or Performance Units, any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(x) “Performance Share” shall mean any right granted under Section 6(e) of the Plan that will be paid out in cash, as a Share (which, in specified circumstances, may be a Share of Restricted Stock) or as a Restricted Stock Unit, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(y) “Performance Unit” shall mean any right granted under Section 6(e) of the Plan to receive a designated dollar value amount in cash, Shares (which, in specified circumstances, may be a designated dollar value amount of Shares of Restricted Stock) or Restricted Stock Units, which right is contingent on the achievement of one or more Performance Goals during a specified Performance Period.

(z) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(aa) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(bb) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(cc) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan or, in specified circumstances, a Share paid in connection with another Award, with such Share subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(dd) “Restricted Stock Unit” shall mean any right to receive Shares in the future granted under Section 6(d) of the Plan or paid in connection with another Award, with such right subject to risk of forfeiture and restrictions on transfer or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Employee or Non-Employee Director or the achievement of performance or other objectives, as determined by the Committee.

(ee) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(ff) “Shares” shall mean shares of common stock of the Company, $.001 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(gg) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(hh) “Subsidiary” shall mean any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors (or members of any similar governing body) or in which the Company has the right to receive 50% or more of the distribution of profits or 50% of the assets or liquidation or dissolution.

Section 3. Administration

The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act or “covered employees” as defined in Section 162(m) of the Code. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers.

Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full discretionary power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participants; (iv) determine the terms and conditions of any Award granted to a Participant (provided, however, that the exercise price of any Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option); (v) determine whether, to what extent, and under what circumstances Awards granted to Participants may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participants, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate.

Section 4. Shares Available for Award

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 1,720,000 Shares, plus 92,596 shares remaining available for grant under the Company’s Amended and Restated 2004 Equity Incentive Plan (the “2004 Plan”), plus a number of additional Shares underlying awards outstanding as of the Effective Date under the 2004 Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. If, after the Effective Date, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan.

(ii) Limitations on Awards to Individual Participants. No Participant shall be granted, during any calendar year, Options for more than 150,000 Shares, Stock Appreciation Rights with respect to more than 150,000 Shares, more than 105,000 Shares of Restricted Stock, more than 105,000 Restricted Stock Units, more than 105,000 Performance Shares nor more than 105,000 Performance Units under the Plan. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code and any regulations promulgated thereunder. The maximum aggregate amount that may be paid with respect to cash-based Awards under the Plan to any one Participant in any calendar year shall be $1,000,000.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the Grant Date of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b) Adjustments.

(i) Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 4(a)(i) and (ii) shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 4(a)(i) and (ii) shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(ii) Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 4(b)(i)), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Shares or Units will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing; provided that any such adjustment shall be contingent upon the consummation of the applicable transaction. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

(iii) General. Any discretionary adjustments made pursuant to this Section 4(b) shall be subject to the provisions of Section 7(a). To the extent that any adjustments made pursuant to this Section 4(b) cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Non-Qualified Stock Options.

Section 5. Eligibility

The Committee may designate any Employee as a Participant. All Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, Awards of Non-Qualified Stock Options pursuant to Section 6(a), Restricted Stock pursuant to Section 6(c) and Restricted Stock Units pursuant to Section 6(d). Eligible participants who are service providers to an Affiliate may be granted Options or Stock Appreciation rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

Section 6. Awards

(a) Option Awards. The Committee may grant Options to Participants with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Type of Option. The Committee shall determine whether an Option granted to a Participant is to be an Incentive Stock Option or Non-Qualified Stock Option; provided, however, that Incentive Stock Options may be granted only to Employees of the Company, a parent corporation (within the meaning of Code Section 424(e)) or a subsidiary corporation (within the meaning of Code Section 424(f)). All Options granted to Non-Employee Directors shall be Non-Qualified Stock Options.

(ii) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the Grant Date of such Option.

(iii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant.

(iv) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee; provided, however, that except as provided in Section 6(f) below, no Option may vest and become exercisable within a period that is less than one year from the Grant Date of such Option. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made (including “cashless exercise” arrangements).

(v) Incentive Stock Options. The terms of any Incentive Stock Option granted to an Employee under the Plan shall comply in all respects with the provisions of Section 422 of the Code and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after the tenth anniversary of the adoption of the Plan by the Board.

(vi) No Deferral Feature. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(vii) No Dividend Equivalents. No Option shall provide for Dividend Equivalents.

(b) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Employees. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participant will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation rights shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right. No Stock Appreciation Right shall provide for Dividend Equivalents. No Stock Appreciation Right shall be exercisable for more than ten years from the Grant Date.

(c) Restricted Stock Awards.

(i) Issuance. The Committee may grant Awards of Restricted Stock to Participants.

(ii) Restrictions. Shares of Restricted Stock granted to Participants shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise provided in an Award Agreement, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participant, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. At the end of the applicable restriction period relating to Restricted Stock granted to a Participant, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participant, or, if the Participant received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant’s employment or service as a director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participant.

(vi) Minimum Period of Service. If the right to become vested in a Restricted Stock Award granted under this Section 6(c) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years for Employees (which may include graduated vesting within such three-year period), or one year for Non-Employee Directors (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement or involuntary termination or in the event of a Change in Control).

(d) Restricted Stock Units.

(i) Issuance. The Committee may grant Awards of Restricted Stock Units to Participants.

(ii) Restrictions. Restricted Stock Units granted to Participants shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise provided in an Award Agreement, the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares are paid in settlement of the Restricted Stock Units.

(iii) Payment of Shares. At the end of the applicable restriction period relating to Restricted Stock Units granted to a Participant, one or more stock certificates for the number of Shares equal to the corresponding number of Restricted Stock Units, free of restrictions imposed under the Plan, shall be delivered to the Participant.

(iv) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participant’s employment or service as a director (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all unvested Restricted Stock Units shall be forfeited by the Participant; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Restricted Stock Units held by a Participant.

(v) Minimum Period of Service. If the right to become vested in a Restricted Stock Unit Award granted under this Section 6(d) is conditioned on the completion of a specified period of service with the Company or its Affiliates, without achievement of Performance Goals or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for vesting shall be not less than three years for Employees (which may include graduated vesting within such three-year period), or one year for Non-Employee Directors (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant’s death, disability, retirement or involuntary termination or in the event of a Change in Control).

(e) Performance Shares and Performance Units.

(i) Issuance. The Committee may grant Awards of Performance Shares and/or Performance Units to Employees. Non-Employee Directors are not eligible to be granted Performance Shares or Performance Units under the Plan.

(ii) Performance Goals and Other Terms. The Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall also determine the restrictions applicable to Shares of Restricted Stock or Restricted Stock Units received upon payment of Performance Shares or Performance Units if Performance Shares or Performance Units are paid in such manner, and any other terms, conditions and rights relating to a grant of Performance Shares or Performance Units. The Committee shall have sole discretion to choose among the selected Performance Goals set forth in Section 2(v). The Committee also shall have sole discretion to choose performance objectives that are not provided in the Performance Goals set forth in Section 2(v), or alter such Performance Goals; provided, however, that the foregoing sentence shall not apply with respect to a Performance Shares or Performance Units that are intended to qualify for the performance-based exemption under Section 162(m) of the Code. Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Performance Shares or Performance Units which do not qualify for the performance-based exemption under Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements thereof.

(iii) No Voting Rights. Participants shall have no voting rights with respect to Performance Shares or Shares underlying Performance Units held by them during the applicable Performance Period.

(iv) Payment. Within sixty (60) days following the end of the applicable Performance Period, and subject to the Committee certifying in writing as to the satisfaction of the requisite Performance Goal or Goals if such certification is required in order to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code, payment of earned Performance Shares and/or Performance Units shall be made. The Committee, in its sole discretion, may pay earned Performance Shares and Performance Units in the form of cash, Shares (which may be Shares of Restricted Stock), Restricted Stock Units or a combination of cash, Shares (which may be Shares of Restricted Stock) and/or Restricted Stock Units, which have an aggregate Fair Market Value equal to the value of the earned Performance Shares and Shares underlying earned Performance Units at the close of the applicable Performance Period. Any Shares of Restricted Stock payable in connection with Performance Shares or Performance Units shall, pending the expiration, lapse, or waiver of the applicable restrictions, be evidenced in the manner as set forth in Section 6(c)(iii) hereof.

(f) Accelerated Vesting of Awards.

(i) Upon a Change in Control, all unvested Options, unvested Restricted Stock, unvested Restricted Stock Units, and other unvested Awards held by any Non-Employee Director or Covered Executive shall vest and, with respect to Options and other Awards that are to be exercised, become immediately exercisable.

(ii) The Committee or the Board may in its sole discretion at any time provide that any Award will become fully or partially vested and, if applicable, exercisable upon a Participant’s death, disability, retirement or involuntary termination of employment or upon the occurrence of a Change in Control, in each case, as of such date as the Committee or the Board may, in its sole discretion, declare. The Committee or the Board may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 6(f)(ii).

(g) General.

(i) No Consideration for Awards. Awards shall be granted to Participants for no cash consideration unless otherwise determined by the Committee.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Employees under the Plan may be granted either alone or in addition to, or in tandem with, any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participant may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer or in installments, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participant at the discretion of the Committee may be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participant, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. Except as otherwise provided by the Committee, no Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(c) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the

Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares under the Plan by means of an Award originally made to a Participant to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(h) Dividend Equivalents. In addition to Awards granted under the Plan, the Committee may grant Dividend Equivalents to Participants, entitling the Participants to receive cash or Shares equal to cash dividends paid with respect to a specified number of Shares. Dividend Equivalents may only be granted in connection with an Award (other than Options or Stock Appreciation Rights) granted to the Participant under the Plan. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in such investment vehicles as determined by the Committee, subject to such restrictions and risks of forfeiture as the Committee may impose. Unless otherwise provided in the applicable Award Agreement, any Dividend Equivalents granted with respect to an Award hereunder (other than Options or SARs, which shall have no Dividend Equivalents) will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

(i) No Repricing of Options and Stock Appreciation Rights. Except as otherwise provided in Section 4(b) the exercise price of an Option and the base price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the shareholders of the Company.

Section 7. Amendment and Termination of the Plan; Correction of Defects and Omissions

(a) Amendments to and Termination of the Plan. Except as otherwise provided herein, the Board may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b) hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the NASDAQ Global Select Market or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

(b) Amendment or Substitution of Awards under the Plan. Subject to Section 6(i), the terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 4(b), no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her consent.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. General Provisions

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

(b) Withholding. No later than the date as of which tax withholding is first required with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participants under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(a) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company or any Affiliate. Except for rights accorded under the Plan and under any applicable Award Agreement, Participants shall have no rights as holders of Shares as a result of the granting of Awards hereunder.

(e) No Compensation for Benefit Plans. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees or directors unless the Company or appropriate Affiliate shall determine otherwise.

(f) Approval of Material Terms of Performance Goals. Notwithstanding anything herein to the contrary, if so determined by the Board, the Plan provisions specifying the material terms of the Plan’s performance goals (within the meaning of Code Section 162(m)) shall be submitted to the shareholders of the Company for re-approval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such Plan provisions.

(g) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of a general unsecured creditor of the Company.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Florida, without reference to conflict of law principles thereof, and applicable federal law.

(i) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.

(j) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(k) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9. Special Provisions Related to Section 409A of the Code.

(a) General. It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Agreements shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Definitional Restrictions. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Agreement by reason of the occurrence of a change in control, or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such change in control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a change in control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the change in control, disability or termination of employment, as applicable.

(c) Allocation among Possible Exemptions. If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation”

for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e) Installment Payments. If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

Section 10. Effective Date of the Plan

The effective date of the Plan is May     , 2009.

**********

The foregoing is hereby acknowledged as being the FARO Technologies, Inc. 2009 Equity Incentive Plan as adopted by the Board on April 2, 2009 and by the shareholders on                         , 2009.

FARO TECHNOLOGIES, INC.

By:
Its:

■

FARO TECHNOLOGIES, INC. PROXY

This Proxy is Solicited on Behalf of the Board of Directors Proxy for 2009 Annual Meeting of Shareholders to be held May 14, 2009 at 10:00 a.m. Eastern time

The undersigned hereby appoints Jay Freeland and Keith Bair, or either of them (with full power of substitution in each of them), as Proxies, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of FARO Technologies, Inc. held of record by the undersigned on April 13, 2009, at the Annual Meeting of Shareholders to be held on May 14, 2009, or any adjournments or postponements thereof. If you wish to attend the Annual Meeting and vote your shares in person, please see “About the Meeting - How do I vote?” in the Proxy Statement.

The undersigned hereby revokes any other proxy heretofore executed by the undersigned for the meeting and acknowledges receipt of notice of the Annual Meeting and the Proxy Statement.

(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

FARO TECHNOLOGIES, INC.

May 14, 2009

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on May 14, 2009.

This proxy statement, along with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our 2008 Annual Report,

are available at: www.faro.com/proxyvote.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

■	20233000000000000000 7			051409

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
					FOR	AGAINST	ABSTAIN
1. The election of two (2) Directors to serve on the Board of Directors:				2. The adoption of the 2009 Equity Incentive Plan:	☐	☐	☐
		NOMINEES:		3. The ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm:	☐	☐	☐
☐	FOR ALL NOMINEES	O Simon Raab O Andre Julien		In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no direction is specified, this proxy will be voted “FOR” the nominees listed in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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